Exhibit 10.7.1

LEASE AGREEMENT

Dated as of December 21, 2006

between

INLAND RI HOLDING, LLC, a Delaware limited liability company

BRUNING HOLDING, LLC, a Delaware limited liability company

JM 55TH HOLDING LLC, a Delaware limited liability company

55th HOLDING LLC, a Delaware limited liability company

ROCKFORD BRUNING HOLDING, LLC, a Delaware limited liability company

COMMONS HOLDING, LLC, a Delaware limited liability company

DEER PARK HOLDING, LLC, a Delaware limited liability company

BA WR HOLDING, LLC, a Delaware limited liability company

HARTLAND HOLDING, LLC, a Delaware limited liability company,

As Lessor

and

Cost Plus, Inc., a California corporation

as Lessee

Property:

Cost Plus World Market

Distribution Facility

Isle of Wight, Virginia

Schedule 3.1	C Base Rent
Schedule 9.1	C Insurance
Section 12.2	C Condemnation Allocation
Exhibit A	C Description of Land
Exhibit B	C Form of Estoppel Agreement
Exhibit C	C Form of Subordination, Non-Disturbance and Attornment Agreement

THIS LEASE AGREEMENT (this “Agreement”) is made and entered into as of December 21, 2006, by and between INLAND RI HOLDING, LLC, a Delaware limited liability company, BRUNING HOLDING, LLC, a Delaware limited liability company, JM 55TH HOLDING LLC, a Delaware limited liability company, 55th HOLDING LLC, a Delaware limited liability company, ROCKFORD BRUNING HOLDING, LLC, a Delaware limited liability company, COMMONS HOLDING, LLC, a Delaware limited liability company, DEER PARK HOLDING, LLC, a Delaware limited liability company, BA WR HOLDING, LLC, a Delaware limited liability company, HARTLAND HOLDING, LLC, a Delaware limited liability company, as Lessor (“Lessor”), having its principal place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523, and Cost Plus, Inc., a California corporation, (“Lessee”), having a place of business at 200 Fourth Street, Oakland, California 94607.

RECITALS

A. Lessee was the owner of the Property, which is now owned by Lessor;

B. Lessor and Lessee now desire to enter into this Agreement;

C. Lessor desires to grant and delegate to Lessee, and Lessee desires to accept and assume from Lessor, certain rights and duties as described in this Agreement;

TERMS

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS; RESTATEMENT

Section 1.1. Definitions. The capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof.

ARTICLE 2

LEASE OF PROPERTY

Section 2.1. Demise and Lease. (a) Lessor hereby demises and leases the Property to Lessee, and Lessee does hereby rent and lease the Property from Lessor, for the Base Term and, subject to the exercise by Lessee of its renewal options as provided in Article 5 hereof, for the Renewal Terms.

(b) Lessee may from time to time own or hold under lease or license from Persons other than Lessor furniture, equipment and personal property, including Lessee’s Equipment and Personalty, located on or about the Property, which shall not be subject to this Lease.

Lessor shall from time to time, upon the reasonable request of Lessee, promptly acknowledge in writing to Lessee or other Persons that Lessor does not own or, except as provided in Article 10, have any other right or interest in or to such furniture, equipment and personal property, including Lessee’s Equipment and Personalty, whether now owned or hereafter acquired, and Lessor hereby waives any such right, title or interest.

ARTICLE 3

RENT

Section 3.1. Base Rent. Lessee shall pay to Lessor Base Rent on each Rent Payment Date during the Base Term in the amount set forth on Schedule 3.1 attached hereto and incorporated herein, and shall pay to Lessor Base Rent on each Rent Payment Date during any Renewal Term as prescribed by Article 5. Each installment of Base Rent is payable monthly in advance.

Section 3.2. Supplemental Rent. Lessee shall pay to Lessor, or to such other Person as shall be entitled thereto in the manner contemplated herein or as otherwise required by Lessor, any and all Supplemental Rent as the same shall become due and payable. In the event of Lessee’s failure to pay when due and payable any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein.

Section 3.3. Method of Payment. All Base Rent and Supplemental Rent (other than Excepted Payments) payable to Lessor shall, be paid to Lessor, or if Lessor directs (on at least ten (10) Business Days prior notice), to Lessor’s Lender in each case to the Rent Collection Account, as directed by Lessor or Lender as applicable, in immediately available funds as of the relevant payment date to the Rent Collection Account, or such other account or accounts in the continental United States as the Lender may from time to time designate (on at least ten (10) Business Days prior written notice) to Lessee. Upon payment in full of all amounts due to the Lender, as reasonably evidenced to Lessee, which evidence must include a written statement to that effect from the Lender, or evidence of release or assignment of the Lien of the Mortgage, or other similar evidence, Lessee shall accept instructions from Lessor (or its new lender, if so instructed by Lessor) as to the payment of Base Rent and Supplemental Rent. Each such payment of Rent shall be made by Lessee by wire or other transfer of funds consisting of lawful currency of the United States of America which shall be immediately available no later than 4:00 PM (New York City time) at the place of receipt on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made at such time on the immediately following Business Day, with the same force and effect as though made on such scheduled dates. If any payment of Base Rent or Supplemental Rent is received after 4:00 PM (New York City time) on the dates when such rent is due, such rent shall be deemed received on the next succeeding Business Day.

Section 3.4. Late Payment. If any payment of Base Rent or any Supplemental Rent payable to Lessor shall be delinquent, Lessee shall pay interest thereon from the date such payment became due and payable to the date of receipt thereof by Lessor at a rate per annum equal to the Default Rate.

Section 3.5. Net Lease, No Setoff, Etc. It is the intention of the parties hereto that the obligations of Lessee hereunder shall be separate and independent covenants and agreements, and that Base Rent, Supplemental Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events, and that the obligations of Lessee hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. This Lease is a net lease and it is agreed and intended that Base Rent, Supplemental Rent and any other amounts payable hereunder by Lessee shall be paid without notice (except with respect to Supplemental Rent for which notice is specifically required herein), demand, counterclaim, setoff, deduction or defense and without abatement, diminution or reduction and that Lessee’s obligation to pay all such amounts, throughout the Base Term and all applicable Renewal Terms is absolute and unconditional. Under no circumstances shall Lessor be obligated to repay Lessee, refund to Lessee, or return to Lessee, any Base Rent.

This Lease shall not terminate and Lessee shall not have any rights to terminate this Lease, during the Base Term and any Renewal Terms (except as otherwise expressly provided in Article 12). Except to the extent otherwise expressly specified in this Lease, Lessee shall not take any action to terminate, rescind or void this Lease and the obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of the Property or any part thereof, or the failure of the Property to comply with all Applicable Laws, including any inability to occupy or use the Property by reason of such noncompliance; (b) any damage to, removal, abandonment, salvage, loss, condemnation (except as set forth in Article 12), theft, scrapping or destruction of or any requisition or taking of the Property or any part thereof, or any environmental conditions on the Property or any property in the vicinity of the Property; (c) any restriction, prevention or curtailment of or interference with any use of the Property or any part thereof including eviction; (d) any defect in title to or rights to the Property or any Lien on such title or rights to the Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by any Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee or any other Person, or by any court, in any such proceeding; (g) any right or claim that Lessee has or might have against any Person, including without limitation Lessor, the Lender, or any vendor, manufacturer, contractor of or for the Property; (h) any failure on the part of Lessor or any other Person to perform or comply with any of the terms of this Lease; (i) any invalidity, unenforceability, rejection or disaffirmance of this Lease by operation of law or otherwise against or by Lessee or Lessor or any provision hereof; (j) the impossibility of performance by Lessee or Lessor, or both; (k) any action by any court, administrative agency or other Governmental Authority; (l) any interference, interruption or cessation in the use, possession or quiet enjoyment of the Property; (m) the exercise of any remedy, including foreclosure, under the Mortgage, (n) any action with respect to this Lease (including the disaffirmance or rejection hereof) which may be taken by Lessor or Lessee under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Lessor or Lessee or by any court under the Federal Bankruptcy Code or otherwise, (o) the prohibition or restriction of Lessee’s use of the Property under any Applicable Laws or otherwise, (p) the eviction of Lessee from possession of the Property, by paramount title or otherwise, (q) any breach or default by the Lessor hereunder or under any other agreement between Lessor and Lessee; or (r) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether foreseeable or unforeseeable, and whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in this Lease, this Lease shall be noncancellable by Lessee for any reason whatsoever and, except as expressly provided in this Lease, Lessee, to the extent now or hereafter permitted by Applicable Laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or to any diminution, abatement or reduction of Rent payable hereunder. Under no circumstances or conditions shall Lessor be expected or required to make any payment of any kind hereunder or have any obligations with respect to the use, possession, control, maintenance, alteration, rebuilding, replacing, repair, restoration or operation of all or any part of the Property, so long as the Property or any part thereof is subject to this Lease, and Lessee expressly waives the right to perform any such action at the expense of Lessor whether hereunder or pursuant to any law. Lessee waives all rights which are not expressly stated herein but which may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of the Property; (ii) to have any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Base Rent, Supplemental Rent, or any other sums payable under this Lease, except as otherwise expressly provided herein; and (iii) to have any statutory lien or offset right against Lessor or its property.

ARTICLE 4

INTENTIONALLY DELETED

ARTICLE 5

RENEWAL OPTIONS

Section 5.1. Renewal Options.

Lessor hereby grants to Lessee the option to extend the term of this Lease for the following periods (each, a “Renewal Term”):

(a) for four (4) consecutive terms of five (5) years each, the first commencing on the date that is the day after the expiration of the Base Term and ending on the fifth (5th) anniversary of the expiration of the Base Term (the “First Renewal Term”); the second (the “Second Renewal Term”) commencing on the day that is the day after the expiration of the First Renewal Term and ending on the fifth (5th) anniversary thereof; and the third (“Third Renewal Term”) commencing on the day that is the day after the expiration of the Second Renewal Term and ending on the fifth (5th) anniversary thereof; and the fourth (the “Fourth Renewal Term”) commencing on the day that is the day after the expiration of the Third Renewal Term and ending on the fifth anniversary thereof, (collectively, the “Renewal Terms”).

In order to exercise its option to extend this Lease for any Renewal Term, the Lessee shall give Lessor written notice of its intent to exercise its option to extend the term of this Lease not less than twelve (12) months prior to the expiration of the Base Term or the then current Renewal Term, time being of the essence. If Lessee fails to provide such notice for any Renewal Term Lessee will be deemed to have waived its right to renew.

(b) The monthly Base Rent for the Renewal Terms shall be as set forth on Schedule 3.1 hereof.

(c) The right of Lessee to extend the term of this Lease for any Renewal Term is contingent upon there not being any Lease Event of Default in existence on the date of Lessee’s exercise of such right or on the date that the Renewal Term commences.

5.2 Lease Provisions Applicable During Renewal. All the provisions of this Lease shall be applicable during each Renewal Term and the number of Renewal Terms shall be correspondingly reduced.

ARTICLE 6

LESSEE’S ACCEPTANCE OF PROPERTY, ENFORCEMENT OF WARRANTIES

Section 6.1. Waivers. The Property is demised and let by Lessor “AS IS” in its present condition, subject to (a) the rights of any parties in possession thereof (other than rights, if any, granted by Lessor), (b) the state of the title thereto existing at the time of the commencement of the Lease Term (other than defects in, or exceptions to, title, if any, created by Lessor, but including liens created by the Mortgage and related debt documents), (c) any state of facts which an accurate survey or physical inspection might show, (d) all Applicable Laws, (e) any violations of Applicable Laws which may exist at the commencement of the Lease Term and (f) the presence of any Hazardous Materials at or under the Property or at or under any property in the vicinity of the Property. NONE OF LESSOR, LENDER OR ANY AFFILIATE THEREOF HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, HABITABILITY, COMPLIANCE WITH ANY PLANS AND SPECIFICATIONS, CONDITION, DESIGN, OPERATION, LOCATION, USE, DURABILITY, MERCHANTABILITY, CONDITION OF TITLE, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF) FOR ANY PARTICULAR PURPOSE, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NONE OF LESSOR, ANY AFFILIATE THEREOF OR LENDER OR ANY DESIGNEE THEREOF SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR FOR THE FAILURE OF THE PROPERTY TO BE CONSTRUCTED IN ACCORDANCE WITH ANY PLANS AND SPECIFICATIONS THEREFORE, FOR THE COMPLIANCE OF THE PLANS AND SPECIFICATIONS FOR THE PROPERTY WITH APPLICABLE LAWS OR FOR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO OTHERWISE COMPLY WITH ANY APPLICABLE LAWS. It is agreed that Lessee or an Affiliate of Lessee has occupied the Property as owner immediately prior to entering into this Lease, has inspected the Property, is satisfied with the results of its inspections of the Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the preceding sentence. The provisions of this Article 6 have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, any Affiliate thereof or a Lender, express or implied, with respect to the Property, that may arise pursuant to any law now or hereafter in effect, or otherwise and specifically negating any warranties under the Uniform Commercial Code.

Section 6.2. Lessee’s Right to Enforce Warranties.

(a) Lessor hereby assigns and sets over to, and Lessee hereby accepts the assignment of all of Lessor’s right, title and interest, and estate in, to and under, any and all warranties and other claims against dealers, manufacturers, vendors, contractors and subcontractors relating to the construction, use and maintenance of the Property or any portion thereof now existing or hereafter acquired (excluding from such assignment any such warranties and claims which by their terms are not assignable by Lessor without loss of some or all of the benefits of such warranties or claims); provided, however, that Lessor shall have no obligations under, or liabilities with respect to, any such warranties and claims.

(b) Lessor authorizes Lessee (directly or through agents) at Lessee’s expense to assert during the Lease Term, all of Lessor’s rights (if any) under any applicable warranty and any other claim that Lessee or Lessor may have against any dealer, vendor, manufacturer, contractor or subcontractor with respect to the Property or any portion thereof.

(c) Lessor agrees, at Lessee’s expense, to cooperate with Lessee and take all other action necessary as specifically requested by Lessee to enable Lessee to enforce all of Lessee’s rights (if any) under this Section 6.2, such rights of enforcement to be exclusive to Lessee, and Lessor will not, during the Lease Term, amend, modify or waive, or take any action under, any applicable warranty and any other claim that Lessee may have under this Section 6.2 without Lessee’s prior written consent.

ARTICLE 7

LIENS

Section 7.1. Liens. Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any and all of the Property, title thereto or any interest therein, to this Lease or the leasehold interest created hereby, or to Rent actually paid to Lessor, or the rentals payable with respect to the subletting of the Property (up to the amount of such rentals payable to Lessor hereunder), except Permitted Liens. Lessee shall promptly, but not later than sixty (60) days after receipt of notice of the filing thereof, at its own expense, take such action as may be necessary duly to discharge or eliminate or bond in a manner reasonably satisfactory to Lessor any such Lien (other than Permitted Liens); provided, however, Lessee may contest such Lien in good faith, upon satisfaction of the conditions contained in Section 8.6, below, and need not discharge or bond such Lien while so doing provided (i) Lessee has a long term unsecured debt rating equal to or above the Trigger Rating; (ii) no action to foreclose the Lien has been brought in any judicial or quasi-judicial action; and (iii) no Lease Event of Default is then continuing.

NOTHING CONTAINED IN THIS LEASE SHALL BE CONSTRUED AS CONSTITUTING THE CONSENT OR REQUEST OF LESSOR, EXPRESS OR IMPLIED, TO OR FOR THE PERFORMANCE BY ANY CONTRACTOR, LABORER, MATERIALMAN, OR VENDOR OF ANY LABOR OR SERVICES OR FOR THE FURNISHING OF ANY MATERIALS FOR ANY CONSTRUCTION, ALTERATION, ADDITION, REPAIR OR DEMOLITION OF OR TO THE PROPERTY OR ANY PART THEREOF, WHICH WOULD RESULT IN ANY LIABILITY OF LESSOR FOR PAYMENT THEREFOR. NOTICE IS HEREBY GIVEN THAT LESSOR WILL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING AN INTEREST IN THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANICS OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PROPERTY.

Notwithstanding the foregoing paragraph, Lessor agrees to reasonably cooperate with Lessee (without exposing its interest in the Property), at no cost to Lessor, to allow Lessee to perform alterations on the Property in accordance with Section 8.3.

ARTICLE 8

USE AND REPAIR

Section 8.1. Use. The Property may be used (“Permitted Use”) for any lawful purpose, except (a) for the operation of a public nuisance, or any other use that would materially increase the risk of Lessor incurring environmental liability, (b) for any use that would make it impossible to obtain or would invalidate any insurance policy of the Property, provided such policy is required to be maintained hereunder, (c) for any use that would involve the mining for, or removal of, any oil, gas or minerals, or (d) for any use that involves the storage, handling or processing of Hazardous Materials in violation of Applicable Law. Lessor agrees that Lessee may exercise the rights of Lessor under any property association now existing or hereafter existing, provided (i) Lessee takes no action which could result in either a violation of this Lease or a material adverse effect on the Property, and (ii) Lessee does not encumber the Property by any lien for the payment of money, which could survive expiration of the Lease, or execute documents on behalf of the Lessor unless such documents will not have a material adverse effect on the Property, or Lessor’s interest therein.

Section 8.2. Maintenance. Lessee, at its own expense, shall at all times, (i) maintain the Property in good condition and repair appropriate for its use, reasonable wear and tear excepted, (ii) maintain the Property in accordance with the requirements of all insurance policies relating to the Property required to be maintained hereunder and in compliance with Applicable Laws and (iii) make repairs and Alterations of the Property necessary to keep the same in the condition required by the preceding clauses (i) and (ii), whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen and regardless of whether such expenditures would constitute capital expenses under GAAP if made by the owner of the Property; provided, if such repairs are structural and pursuant to Section 8.3 require the consent of the Lessor, Lessee shall obtain such consent before performing such repairs in accordance with the applicable provisions of Section 8.3 below. In no event shall Lessor be entitled to any management fee, supervisory fee, administrative fee, or any other fee payable by Lessee relating to its ownership of the Property.

Section 8.3. Alterations. (a) At any time and from time to time, without Lessor’s consent, Lessee, at its sole cost and expense, may make (1) non-structural Alterations to the Property; (2) structural Alterations to the Property costing, for each scope of work, as reasonably determined by Lessee, less than the Threshold Amount without prior notice to Lessor; and (3) Structural Alterations in an amount, for each scope of work, as reasonably determined by Lessee, at or above the Threshold Amount after giving prior written notice to Lessor, and obtaining Lessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided that no Alteration (whether consent is necessary or not) shall (i) impair in any material respect the utility, remaining useful life, or fair market value of the Property, in each case assuming that the Improvements are then being operated and maintained in accordance with this Article 8, or (ii) create a violation of this Lease, or (iii) increase in any material respect the risk of liability to the Lessor including any material risk of liability under any Environmental Laws, or (iv) materially and permanently reduce the rentable square footage of the Improvements, or (v) materially weaken, temporarily (other than during construction or repair of the structure) or permanently, the structure of the Improvements or any part thereof, or (vi) reduce the permitted uses thereof under applicable zoning or land use laws so as to reduce the fair market value of the Property. Notwithstanding the requirements for notice and consent set forth above, Lessee may, in good faith, make any repairs (structural or non-structural) required by virtue of an emergency, without satisfying any otherwise applicable notice and/or consent requirement, provided Lessee notifies Lessor of such repair (to the extent otherwise required) as promptly as is reasonably practical, after the emergency and obtains Lessor’s consent in the manner required in Section 8.3(c), below, to the repairs made, and otherwise satisfies the provisions of this Section 8.3, all as promptly as practicable. Lessor shall consent to any work already performed or being performed unless such work either violates the terms of this Lease or violates Applicable Law.

(b) Every Alteration shall comply with the following terms (which compliance shall be at Lessee’s sole cost and expense): (i) except (unless required by Applicable Law) for Alterations costing less than $2,000,000 (or $500,000.00 if Lessee does not have a Required Rating equal to at least the Trigger Rating) for each scope of work, as reasonably determined by Lessee, the Alteration shall be made with plans prepared by a certified architect or civil engineer who shall be licensed in the appropriate jurisdiction to the extent required for the filing of any plans in connection with such Alteration (which architect may be an employee of Lessee or its Affiliates), and shall be done under the supervision of such architect or engineer, or other reasonably capable person, and copies of such plans and specifications shall be delivered to Lessor prior to construction, (ii) the structural integrity of the existing Improvements will not be impaired upon completion of such work, (iii) Lessee shall obtain any licenses, approvals or permits required (including final approvals), copies of which shall be delivered to Lessor upon written request by such party, and (iv) such Alterations will not encroach upon any adjacent premises. Lessor agrees to cooperate with Lessee (at no cost to Lessor) in signing permit applications and similar documents to the extent required for any Alteration. Lessee shall submit such applications or similar documents to Lessor to the extent Lessor’s approval is required for the subject Alteration. Lessee may execute such applications or similar documents on behalf of and (if necessary) in the name of, Lessor for all Alterations for which Lessor’s consent is not required, and for Alterations for which Lessor’s consent is required, has been granted, but Lessor does not execute such documents within ten (10) days of request therefore. Lessee shall promptly furnish Lessor with copies of all documents Lessee has signed on behalf of Lessor. Nothing herein shall be deemed to impose any liability or responsibility on Lessor for performance or payment of such Alteration. Any Claim asserted against or incurred by Lessor arising out of the foregoing shall be indemnified by Lessee pursuant to the terms of Section 19.1, below. In connection with any Alteration, Lessee shall perform and complete all work promptly and in a good, worker-like manner in compliance with Applicable Laws and the plans and specifications submitted to Lessor, if applicable. Lessee shall either (i) maintain or cause to be maintained at all times during construction builder’s all risks insurance and comprehensive general liability insurance required under this Lease naming Lessor and Lender as loss payees as their interests may appear under such property insurance, and as additional insureds under such liability insurance or (ii) self insure the risk otherwise insured by the policies required in subsection (i) hereof, which self insurance shall be subject to, and available only upon satisfaction of, the provisions of Section 9.1(b). In the event Lessor and Lessee cannot agree as to whether Lessor unreasonably withheld its consent to a proposed Alteration, the parties agree to submit such dispute to the American Arbitration Association in California for binding resolution in accordance with its expedited arbitration procedures.

(c) With respect to such structural Alterations for which Lessee must obtain the consent of Lessor pursuant to the terms of this Lease, Lessor shall have fifteen (15) days after Lessee’s delivery of its request for consent, together with preliminary drawings and specifications for such Alterations, within which Lessor, may grant or not grant Lessee’s request for consent. If Lessor, shall have not within such 15-day period responded to Lessee, Lessee may give a second notice which clearly shall state in bold-face type that the failure to respond within five (5) days shall be deemed consent. If Lessor, shall not, within five (5) days after such second notice, notify Lessee that such consent will not be granted, such consent shall be deemed to have been granted. All reasonable out-of-pocket costs of review incurred by Lessor (whether or not the Alteration is approved) shall be paid by Lessee within thirty (30) days of receipt of an invoice therefore.

Section 8.4. Title to Alterations. Title to Alterations shall without further act vest in Lessor and shall be deemed to constitute a part of the Property and be subject to this Lease in the following cases:

(a) such Alteration shall be in replacement of or in substitution for a portion of the Improvements as of the date hereof,

(b) such Alteration shall be required to be made pursuant to the terms of Section 8.2; or

(c) such Alteration shall be Nonseverable.

If an Alteration is not within any of the categories set forth in Section 8.4(a) through Section 8.4(c), then title to such Alteration shall vest in Lessee and shall be removed by Lessee to the extent required in accordance with Article 10 hereof. All Alterations to which title shall vest in Lessee as aforesaid, and all Lessee’s Equipment and Personalty, so long as removal thereof shall not result in the violation of any Applicable Laws or this Lease, may be removed at any time by Lessee, provided that Lessee shall, at its expense, repair any damage to the Property caused by the removal of such Alteration. Lessee shall provide “AS-BUILT” plans to Lessor for any structural Alterations within a single scope of work (as reasonably determined by Lessee) costing in excess of $2,000,000.00.

Section 8.5. Compliance with Law; Environmental Compliance.

(a) Lessee, at Lessee’s expense, shall comply, and shall cause its subtenants and other users of the Property to comply, in all material respects at all times with all Applicable Laws, including Environmental Laws. Such compliance includes, without limitation, Lessee’s obligation, at its expense, to take Remedial Action when required by Applicable Laws (in accordance with Applicable Laws, and this Lease) whether such requirement is now or hereafter existing, currently known or unknown to Lessee and/or Lessor, as and when such requirements are known to Lessee. Lessee shall not, however, be responsible to take Remedial Action in connection with a Release caused solely by the active (but not passive) actions of Lessor or its employees, agents or contractors. In the event that Lessee is required or elects to enter into any plan relating to a Material Remedial Action in connection with the Property with respect to any Environment Laws, Lessee shall periodically apprise Lessor of the status of such remediation plan and, upon Lessor’s request, provide copies of all correspondence, plans, proposals, contracts and other documents relating to such plan or proposed plan. Lessee may in good faith contest the applicability or alleged liability under any Environmental Law to the Property, provided (i) such contest will not result in a lien, encumbrance or judgment against the Property or Lessor, (ii) such contest satisfies the conditions set forth in subsections 8.6(c)(i), (ii), (iii), (iv), (v), (vi) and (vii), below, (iii) Lessee then has a Required Rating equal to or better than the Trigger Rating, and (iv) compliance with such Law will be satisfied as of the expiration date or earlier termination of the Lease, and if not completed by the expiration date, Lessee will continue to remain liable to comply with such Law and shall diligently prosecute such plan, and Lessor shall provide access to the Property to allow Lessee to finish its remediation plan. Lessee shall keep Lessor regularly apprised of the status of such contest. In all events Lessee must pay any cost, fine, penalty, assessment or other charge after the contest is either adversely decided or terminated voluntarily by Lessee or because it no longer has the right to contest pursuant to the terms of the Lease. In the event Lessee does not have a Required Rating equal to or in excess of the Trigger Rating, Lessee may nonetheless contest the applicability of any Environmental Law provided that Lessee and Lessor agree upon an Approved Environmental Consultant who shall, at Lessee’s sole cost and expense, prepare a report within sixty (60) days of being retained, which report shall state the costs the Approved Environmental Consultant reasonably believes is likely to be incurred by Lessee to comply with the Environmental Law in the event Lessee loses its contest. If, within thirty (30) days of receipt of said report, Lessee posts a letter of credit or other bond in a form reasonably acceptable to Lessor or deposits cash with the Proceeds Trustee an amount equal to 110% of the cost estimated by the Approved Environmental Consultant to comply with the Environmental Law, Lessee may continue the contest, provided the other terms of this Section 8.5 are met. In the event Lessee loses the contest and is forced to incur costs to comply with the Environmental Law, the Proceeds Trustee shall dispense the amount retained by it pursuant to this paragraph from time to time, in accordance with the provisions of Section 12.4 below, with any balance remaining thereafter to be disbursed to Lessee provided no Lease Event of Default then exists and is continuing. Lessor and Lessee shall reasonably cooperate in selecting the Approved Environmental Consultant.

(b) Lessee shall notify Lessor promptly if (i) Lessee becomes aware of the presence or Release of any Hazardous Material at, on, under, emanating from, or migrating to, the Property in any quantity or manner, which could reasonably be expected to violate in any material respect any Environmental Law or give rise to any Material liability, or (ii) Lessee receives any written notice, claim, demand, request for information, or other communication from a Governmental Authority or a third party regarding the presence or Release of any Hazardous Material at, on, under, within, emanating from, or migrating to the Property or related to the Property which could reasonably be expected to violate in any material respect any Environmental Law or give rise to any Material liability. In connection with any actions undertaken by Lessee or at Lessee’s direction pursuant to this Lease, Lessee shall at all times comply with all applicable Environmental Laws and with all other Applicable Laws and shall use an Approved Environmental Consultant to perform any Remedial Action.

Section 8.6. Payment of Impositions.

(a) Lessee shall pay or cause to be paid all Impositions before any fine, penalty, premium, further interest (except as provided in the immediately succeeding sentence with respect to installments) or cost may be assessed or added for nonpayment, such payments to be made directly to the taxing authorities where feasible. If requested, Lessee shall deliver to Lessor copies of receipts, canceled checks or other documentation reasonably satisfactory to Lessor evidencing payment of Impositions to the extent Lessee maintains such documentation as part of its customary retention policy; provided, however, that Lessee shall maintain in its records evidence of payment of Taxes for a period of no less than four (4) years. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (regardless whether interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same in installments, and in such event Lessee shall pay only those installments that become due and payable during the Lease Term or relate to the Lease Term, as the same become due and before any fine, penalty, premium, further interest or cost may be assessed or added thereto.

(b) Lessee shall pay to Lessor on each Rent Payment Date one-twelfth of the Taxes that Lessor estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lessor sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates and (said amounts are hereinafter called the “Tax Escrow Fund”). The Tax Escrow Fund and the other payments of Rent, shall be added together and shall be paid, monthly, as an aggregate sum by Lessee to Lessor. Lessor will apply the Tax Escrow Fund to payments of Taxes required to be made by Lessee pursuant to this Lease. In making any payment relating to the Tax Escrow Fund, Lessor may do so according to any bill, statement or estimate procured from the appropriate public office or from Lessee without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim thereof, provided, however, Lessor shall use reasonable efforts to pay such real property taxes sufficiently early to obtain the benefit of any available discounts of which it has knowledge. If the amount of the Tax Escrow Fund shall exceed the amounts due for Taxes, Lessor shall, in its sole discretion, return any excess to Lessee or credit such excess against future payments to be made to the Tax Escrow Fund. Any amount remaining in the Tax Escrow Fund in excess of the Taxes payable by Tenant hereunder shall be promptly returned to Lessee upon the expiration or earlier termination of the Lease. If at any time Lessor reasonably determines that the Tax Escrow Fund is not or will not be sufficient to pay Taxes by the dates set forth above, Lessor shall notify Lessee of such determination and Lessee shall increase its monthly payments to Lessor by the amount that Lessor estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes.

(c) Notwithstanding the foregoing paragraphs (a) and (b), Lessee shall have the right to contest any Imposition, subject to the following: (i) such contest shall be at its sole cost and expense, (ii) if the Imposition being contested is in the amount of $2,000,000.00 or more, Lessee shall provide prompt notice to Lessor of such Imposition and contest and the grounds thereof, and either (A) have a Required Rating equal to the Trigger Rating or (B) post a letter of credit or other bond in a form reasonably acceptable to Lessor or deposit cash with the Proceeds Trustee in an amount equal to 110% of the amount contested, as reasonably determined by the Lender, to the extent such contested Imposition is not paid to the applicable Governmental Authority, (iii) such contest shall be by appropriate legal proceedings conducted in good faith and with due diligence, (iv) such contest will operate to suspend the collection of, or other realization upon, such Imposition, from any Property or other interest of Lessor or from any Rent (or otherwise affect Lessee’s obligation to pay, and Lessor’s right to receive, Rent), (v) such contest will not adversely affect the Lender’s lien on any Property, or Lessor’s right to any Property (for purposes hereof, “adversely affecting” being deemed to mean such lien or Lessor’s right is subject to reasonable likelihood of extinguishment), (vi) such contest will not materially and adversely interfere with the possession, use or occupancy or sale of any Property, (vii) such contest will not subject Lessor or the Lender to any civil (other than for the amounts being contested) or criminal liability, (viii) Lessee shall not postpone the payment of any Imposition for such length of time as shall permit the Property to become subject to a lien created by such item being contested that is prior to the lien of the Mortgage (other than a lien of real property taxes which are already a first lien) and (ix) no Lease Event of Default is existing. Lessee shall pay any Imposition (and related costs) promptly after forgoing any contest or after receipt of a final non-appealable adverse judgment.

Section 8.7. Adjustment of Impositions. Impositions with respect to the Property for a billing period during which Lessee’s obligation to indemnify Lessor pursuant to this Lease expires or terminates as to the Property shall be adjusted and prorated on a daily basis between Lessor and Lessee, whether or not such Imposition is imposed before or after such expiration or termination, and Lessee’s and Lessor’s obligation to pay its pro rata share thereof shall survive such expiration or termination (to the extent, with respect to Lessor, it is obligated to reimburse Lessee for Impositions paid by Lessee for periods after expiration of the Lease Term). Lessor acknowledges that Lessee may bring any tax certiorari or other actions for refunds of Impositions or adjustments of Impositions for which Lessee is liable under this Lease, or relating to periods prior to the commencement date of the Term and Lessee shall be entitled to all such refunds; provided Lessee shall take no such action which could increase any Imposition for a period after the expiration of the Lease. During the Term, Lessor agrees to cooperate with Lessee in such proceedings, at no cost to Lessor.

Section 8.8. Utility Charges. Lessee shall pay or cause to be paid, directly to the party entitled, all charges for electricity, power, gas, oil, water, telephone, sanitary sewer services and all other utilities used in or on the Property prior to and during the Lease Term, and such obligation on the part of Lessee shall survive the expiration or earlier termination of this Lease until all such outstanding balances for services rendered prior to or during the term of this Lease have been paid. Any refunds of such charges attributable to the Term or the period prior to the commencement of the Term shall be the property of Lessee, and Lessor shall pay the same to Lessee promptly upon its receipt thereof. Lessee shall have the right to select all service providers for the Property. Lessor shall not be entitled to charge any fees associated with Lessee’s acquisition and/or use of utilities.

Section 8.9. Litigation; Zoning; Joint Assessment. Lessee shall give prompt written notice to Lessor of any litigation or governmental proceedings pending or threatened against Lessee or the Property of which Lessee has actual knowledge, which could reasonably be expected to materially adversely affect the condition or business of the Property. Without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned, or delayed, Lessee shall not initiate any zoning reclassification for the Property, or any portion thereof, or seek any variance under any existing zoning ordinances or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law. Lessee shall not initiate any proceeding to cause the Property to be jointly assessed with any other property or with any personal property of Lessee, or take any other action or initiate any proceeding which might cause the personal property of the Lessee to be taxed in a manner whereby such taxes or levies could be assessed against the Property.

ARTICLE 9

INSURANCE

Section 9.1. Coverage.

(a) Subject to Section 9.1(b), Lessee shall maintain insurance of the types and in the amounts set forth on Schedule 9.1 attached hereto and made a part hereof.

(b) So long as (i) no Lease Event of Default has occurred and is continuing and (ii) Lessee has a Required Rating at least equal to the Trigger Rating, Lessee shall be entitled to self-insure against any and all risks it would otherwise be required to insure against under Section 9.1(a), provided that such self-insurance program of this subsection (b) does not violate any Applicable Law. During any period that Lessee is self-insuring, Lessee shall not be required to deliver any policies, certificates or other evidence of insurance other than a certificate of self-insurance acknowledging Lessee’s insurance obligation under the Lease, and confirming Lessee’s decision to self-insure (to the extent Lessee is in fact self insuring). If Lessee does not, or is not permitted to, self-insure, then (i) Lessee shall maintain a policy or policies of commercial general liability insurance with respect to the Property, and shall cause Lessor and the Lender to be named as an additional insured on such policy or policies and (ii) Lessee shall maintain a policy or policies of property insurance with respect to the Property, and Lessee shall cause Lessor and the Lender to be named loss payee as their interests may appear on such policy or policies, all in forms and amounts as set forth in Schedule 9.1.

(c) Nothing in this Article 9 shall prohibit the Lessee from maintaining at its expense insurance on or with respect to the Property, naming the Lessee as insured and/or loss payee for an amount greater than the insurance required to be maintained under this Section 9.1, unless such insurance would conflict with or otherwise limit the availability of or coverage afforded by insurance required to be maintained under Section 9.1. Nothing in this Section 9.1 shall prohibit the Lessor from maintaining at its expense other insurance on or with respect to the Property or the operation, use and occupancy of the Property, naming the Lessor as insured and/or payee, unless such insurance would conflict with, cause the Lessor to be a coinsurer or otherwise limit or adversely affect the ability to obtain, or the cost of the insurance required to be maintained under Section 9.1.

(d) Copies of any certificates required to be delivered under Schedule 9.1 shall be delivered to Lessor at the same time delivered to the Lender.

(e) Irrespective of the cause thereof, Lessor shall not be liable for any loss or damage to any buildings or other portion of the Property resulting from fire, explosion or any other casualty. In the event of Lessee’s failure to obtain or maintain the insurance called for under this Lease after notice and applicable grace, Lessor shall have the right, together with Lessor’s remedies set forth herein, to obtain the policies of insurance required under this Lease and to bill Lessee for the premium payments therefor, together with interest at the Default Rate. Lessor shall have no obligation to maintain insurance of any nature or type whatsoever.

(f) In the event Lessee elects to self-insure, it shall be obligated to use or pay to third parties, all amounts that Lessor, or such third party, would have received had Lessee not self-insured. The foregoing shall not, however, act as a limit on Lessee’s liability. Sums due from Lessee in lieu of insurance proceeds because of Lessee’s self-insurance program shall be treated as insurance proceeds for all purposes under this Lease.

(g) Each policy required to be carried by Lessee under this Lease shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or omission of Lessor or Lessee which might, absent such provision, result in a forfeiture of all or a part of such insurance payment.

(h) Lessee shall comply with all insurance requirements applicable under any insurance policies required to be maintained under this Lease.

ARTICLE 10

RETURN OF PROPERTY TO LESSOR

Section 10.1. Return of Property to Lessor. Lessee shall, upon the expiration or termination of this Lease, and at its own expense, return the Property to Lessor by surrendering the same into the possession of Lessor:

(a) free and clear of all Liens (whether by payment or bonding), except that Lessee shall have no responsibility or liability in respect of (i) Lessor Liens, (ii) any Lien created by the Mortgage and related debt documents, and (iii) Liens for taxes not yet due and payable; and

(b) in compliance in all material respects with all Applicable Laws and in compliance with the maintenance conditions required by this Lease. All Alterations and Lessee’s Equipment and Personalty not removed by Lessee by the last day of the Lease Term (but in the event of a termination other than upon the expiration of the Base Term or any Renewal Term, within thirty (30) days after said termination of this Lease), other than those Alterations as to which title shall vest in Lessor pursuant to Section 8.4, shall be deemed abandoned in place by Lessee and shall become the property of Lessor. Lessee shall pay or reimburse Lessor for any reasonable, actual, out-of-pocket costs incurred by Lessor in connection with the removal or disposal of such relinquished property, which obligation shall survive the expiration or termination of this Lease. In no event shall Lessee be required to remove or pay for the removal of any built in, permanent fixtures or improvements existing on, or within, the Property as of the date of this Lease or for any raised computer floors built during the Term or for any other Alterations made in compliance with the terms of this Agreement, or for any cabling or wiring (or similar property) now or hereafter located on or in the Property.

Upon the return of the Property, Lessee shall deliver therewith:

(i) all transferable licenses and permits pertaining to the Property by general assignment, without warranty or recourse;

(ii) as built-drawings including plans for HVAC, mechanical and electrical systems, to the extent in Lessee’s possession and not previously delivered to Lessor, without warranty or recourse;

(iii) keys to the Property; and

(iv) assignment of all maintenance contracts (to the extent required by Lessor) and existing warranties applicable to the Property by general assignment, without warranty or recourse to the extent assignable.

Lessee agrees to reasonably cooperate with Lessor and its representatives to effectuate a smooth transition of the operation and maintenance of the Property. Notwithstanding anything expressly to the contrary hereunder, providing Lessee surrenders the Property and all Alterations and Equipment upon the expiration or termination of this Lease in compliance with all Applicable Laws, the failure to remove any of Lessee’s Alterations or Equipment in accordance with the provisions hereof shall not result in Lessee being deemed a holdover tenant hereunder.

ARTICLE 11

ASSIGNMENT BY LESSEE

Section 11.1. Assignment by Lessee. So long as no Lease Event of Default has occurred and is continuing, Lessee may, at Lessee’s sole expense, without the consent of Lessor, assign this Lease for a period that does not extend beyond the Lease Term, to any Person, provided, however, that any such Person or other Person is not a debtor or debtor-in- possession in a voluntary or involuntary bankruptcy proceeding at the commencement of the assignment. For purposes hereof, an assignment shall include a merger or consolidation of Lessee. Any assignee shall assume in writing any obligations of Lessee arising from and after the effective date of the assignment, provided, however, that no such assignment shall become effective until (i) a fully executed copy of an assignment and assumption agreement shall have been delivered to Lessor and the Lender, and (ii) such assignee shall have executed such instruments and other documents and provided such further assurances as the Lender shall reasonably request to ensure that such assignment is subject to the Mortgage and any related debt documents. Notwithstanding any such assignment, Lessee shall not be released from its primary liability hereunder and shall continue to be obligated for all obligations of “Lessee” in this Lease, which obligations shall continue in full effect as obligations of a principal and not of a guarantor, as though no assignment had been made. Lessee will have the right, subsequent to any assignment (a) to receive a duplicate copy of each notice of default sent by Lessor to any assignee (but such notice shall be effective as against the Lessee, as well as any subsequent assignees, even if a copy has not been delivered to such requesting assignee), and (b) to cure any default by any assignee under the Lease within the cure period provided for hereunder. Lessee’s liability hereunder shall continue notwithstanding the rejection of this Lease by an assignee or any sublease of this Lease pursuant to Section 365 of Title 11 of the United States Code, any other provision of the Bankruptcy Code, or any similar law relating to bankruptcy, insolvency, reorganization or the rights of creditors, which arises subsequent to such assignment. In the event Lessee assigns this Lease and it shall thereafter be rejected in a bankruptcy or similar proceeding, a new lease identical to this Lease shall be re-instituted as between Lessor and Lessee without further act of either party, provided Lessor shall not be obligated to deliver to Lessee possession of the Property free of any tenancy created or caused by Lessee or any entity holding by or through Lessee but Lessee may, in Lessor’s name, but at Lessee’s expense, take such action as it deems appropriate to have such assignee removed from the Property. Lessor shall reasonably cooperate with Lessee in such efforts. Nothing herein shall be construed to permit Lessee to mortgage, pledge, hypothecate or otherwise collaterally assign in any manner or nature whatsoever Lessee’s interest under this Lease in whole or in part. Lessee shall provide written notice to Lessor and the Lender of any assignment of this Lease within thirty (30) days after the effective date thereof and an executed copy of the approved agreement of assignment and assumption within thirty (30) days after the execution thereof. To the extent an assignee of this Lease fails to perform on behalf of Lessee the obligations of Lessee hereunder, and Lessee performs such obligations, then Lessee shall be subrogated to the rights of Lessor as against such assignee in respect of such performance.

ARTICLE 12

LOSS; DESTRUCTION; CONDEMNATION OR DAMAGE

Section 12.1. Event of Loss. If there shall occur an Event of Loss with respect to the Property (the “Affected Property (for purposes of this Lease, the Affected Property being the entire Property)”), Lessee shall give Lessor prompt written notice thereof and elect, within sixty (60) days after the occurrence of the Event of Loss, one of the following options:

(i) Offer to purchase the Affected Property from Lessor, on a Rent Payment Date, (the “Stipulated Loss Value Date”), and which Rent Payment Date shall be the first Rent Payment

Date at least forty (40) days after Lessor accepts such offer, for a purchase price equal to the sum of (A) the Stipulated Loss Value for the Affected Property, determined as of such Stipulated Loss Value Date, plus (B) all unpaid Rent with respect to the Affected Property due but unpaid through such Stipulated Loss Value Date, plus (C) an amount equal to the reasonable out-of-pocket attorneys’ fees of Lessor relating to the purchase by Lessee as a result of such Event of Loss. Lessor (subject to the consent of the Lender), shall have sixty (60) days from the date of receipt of Lessee’s offer to decide whether to reject such offer. If Lessee has not received a response after forty (40) days, it may send a second notice to the foregoing parties, stating clearly in boldface that Lessor’s failure to reject such offer by the later of (i) the original sixty (60) day period, or (ii) ten (10) days after delivery of such second notice, shall be deemed Lessor’s acceptance of such offer; or

(ii) Restore and rebuild the Improvements damaged as a result of such Event of Loss (regardless of the availability of any insurance proceeds) so as to have a value, utility and remaining useful life as nearly as reasonably practicable equal to the value, utility and remaining useful life of the Affected Property immediately prior to such Event of Loss, and in all events as required by Section 8.2, such restoration to be done as expeditiously as is commercially reasonable and to be substantially completed, subject to force majeure, within twenty four months from the date of the Event of Loss, and in any event by the expiration of the Lease Term (and Lessee shall remain liable for the completion of such restoration beyond the expiration of the Lease Term to the extent not completed prior to such expiration but Lessee’s obligation to complete the Improvements shall not constitute a holdover by Lessee, who shall be granted access to the Property for such completion). In the event, due to force majeure events, restoration cannot be completed by the expiration of the Term, Lessee shall diligently complete the restoration thereafter and shall be liable to pay Base Rent (based on the Base Rent in effect on the day prior to the expiration of the Term (on a per diem basis)) and Supplemental Rent, until such restoration is complete.

Notwithstanding the options described in subsections 12.1(i) and (ii) if the Event of Loss occurs in the last of two (2) years of the Term, Lessee shall have the right to terminate the Lease effective as of the date of delivery of a notice of termination to Lessor not later than sixty (60) days following the Event of Loss. Upon such termination Lessor shall be entitled to all insurance proceeds and Lessee shall credit Lessor with all deductible amounts and Rent until the effective date of such termination. Lessee shall not have the right to terminate this Lease upon an Event of Loss if Lessee has exercised or intends to exercise its early termination right as provided for in the definition of Base Term. In other words Lessee does not, under any circumstances, have the right to exercise both rights of early termination and the right to terminate this Lease upon an Event of Loss pursuant to this paragraph.

If Lessee makes an offer to purchase pursuant to clause (i) above of this Section 12.1, and Lessor accepts such offer or is deemed to accept such offer within the sixty (60) day period referred to in the last sentence of clause (i) above, the conveyance shall occur, and Lessee shall pay to Lessor the Stipulated Loss Value and Rent described in said clause (i) on the Stipulated Loss Value Date; provided that any Net Proceeds related to the Affected Property then held by Lessor or the Lender shall be credited against the portion of such purchase price payable to Lessor and the balance of Net Proceeds, if any, shall be paid to or retained by Lessee. Concurrently with the payment in full of the amounts payable pursuant to said clause (i), the terms of Article 22 shall be complied with.

In the event Lessor rejects the offer of Lessee to purchase the Affected Property as provided in clause (i) of this Section 12.1 (which it may not do without the Lender’s written consent unless it first pays to the Lender an amount sufficient to pay all amounts due Lender with respect to the Affected Property ), the following amount shall be paid to or retained by Lessor on such Stipulated Loss Value Date: (A) all Net Proceeds related to the Affected Property, provided that, if Lessee is self-insured (as permitted above) by means of deductibles, retained risks or no insurance whatsoever, Lessee shall pay such amounts or additional amounts so that Lessor receives in total (including any Net Proceeds) an amount that would have been paid by a third-party insurer under a customary commercial all-risk full replacement-value insurance policy substantially similar to that described in Schedule 9.01(a)(ii) without deductibles or retained risks (but in any case amounts paid to Lessor will not be in excess of the replacement value of the Improvements immediately preceding the Event of Loss, which replacement value shall be as mutually agreed between Lessee and Lessor and, failing such agreement within fifteen (15) days of the request of either party to do so, by the Appraisal Procedure), plus (B) unpaid Rent due with respect to the Affected Property on and through such Stipulated Loss Value Date.

Upon payment in full of the amounts set forth in clauses (A) and (B) of the preceding paragraph (in the event Lessor rejected Lessee’s offer) or upon payment in full of the amounts set forth in clause (i) of the first sentence of this Section 12.1 and consummation of the sale to Lessee (or its designee) (in the event Lessor accepted Lessee’s offer to purchase), (1) the Lease Term shall end, and (2) the obligations of Lessee hereunder (other than any obligations expressed herein as surviving termination of this Lease) shall terminate as of the date of such payment.

If Lessor elects to reject the offer of Lessee hereunder to purchase the Property pursuant to this Section 12.1 while a Mortgage encumbers the Property, any notice of rejection shall only be effective, and Lessor shall only be entitled to reject such offer, if such notice is in writing and either such rejection is concurrently consented to in writing by the Lender or Lessor concurrently with delivery of its rejection notice pays to the Lender all amounts secured by the Mortgage with respect to the Affected Property, and reasonably evidences such payment to Lessee, and absent such repayment or consent by the Lender within the period referred to in the last sentence of clause (i) above, Lessor shall be deemed to have accepted Lessee’s offer.

Section 12.2. Application of Payments Upon an Event of Loss When Lease Continues. Payments received at any time by Lessor or Lessee from any Governmental Authority or insurance carrier or other Person with respect to any Event of Loss in a case in which this Lease will not terminate (and there will occur no abatement or reduction of rent) because Lessee has elected to proceed under clause (ii) of Section 12.1, shall be paid to Lessee to be applied, as necessary, to the repair or restoration of the Property as described in clause (ii) of Section 12.1. Any excess insurance proceeds remaining thereafter shall be retained by Lessee. In the event of a condemnation which does not result in a termination of the Lease, the proceeds of the Condemnation award remaining after repair and restoration, to the extent the excess equals or exceeds $500,000.00, shall be paid to the Lessor. The first $500,000.00 of excess Condemnation proceeds shall be allocated between Lessor and Lessee as set forth on Schedule 12.2 attached hereto. In no event shall Rent be adjusted.

Section 12.3. Application of Payments Not Relating to an Event of Loss. In case of a Condemnation or Casualty which is not an Event of Loss or which does not result in a termination of this Lease in accordance with the above provisions of Article 12, this Lease shall remain in full force and effect, without any abatement or reduction of Rent. Subject to Section 12.4, all Net Casualty Proceeds and all Net Condemnation Proceeds, as the case may be, shall be paid to Lessee to be applied, as necessary, to the repair or restoration of the Property so such Property shall have a value, utility and remaining useful life as close as reasonably practicable to the value, utility and remaining useful life existing immediately prior to such Casualty or Condemnation. Any excess insurance proceeds remaining thereafter shall be retained by Lessee and any excess condemnation award remaining thereafter in excess of $500,000.00 shall be paid to Lessor. The first $500,000.00 of excess condemnation proceeds shall be divided by Lessor and Lessee as set forth on Schedule 12.2.

Section 12.4. Other Dispositions. Net Casualty Proceeds or Net Condemnation Proceeds, as the case may be, in excess of the Threshold Amount (each, as applicable, the “Restoration Fund”) in respect of such Casualty or Condemnation, as the case may be, shall be paid to the Proceeds Trustee for release to Lessee as restoration progresses, subject to and in accordance with Section 12.4(a). Lessor and Lessee hereby authorize and direct (i) any insurer, to make payment in excess of the Threshold Amount under policies of casualty insurance required to be maintained by Lessee pursuant to Section 9.1(a) directly to the Proceeds Trustee instead of to Lessor and Lessee jointly, and (ii) any Governmental Agency to make payments of any Net Condemnation Proceeds in excess of the Threshold Amount directly to the Proceeds Trustee instead of to Lessor and/or Lessee; and each of Lessee and Lessor hereby appoints the Proceeds Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease after approval by Lessee of the Proceeds Trustee, if the Proceeds Trustee is other than the Lender. In the event that a Casualty shall occur at such time as Lessee shall not have maintained property or casualty insurance to the extent required by said Section 9.1(a) (i.e., Lessee is self-insuring in whole, or in part), Lessee shall be obligated to pay itself towards restoration the amount it self insures. Lessee shall be obligated to pay the Threshold Amount (or any amount it self-insured) towards restoration costs prior to the disbursement of any funds from the Restoration Fund.

(a) The Restoration Fund, if any, shall be disbursed by the Proceeds Trustee by wire transfer of immediately available funds within five (5) Business Days of the last submission made pursuant to and in accordance with the following conditions (provided that there shall be no more than one disbursement during each month):

(i) At the time of any disbursement, no Lease Event of Default shall exist and, subject to Article 7, no mechanics’ or materialmen’s liens shall have been filed and remain undischarged, unbonded or not insured over.

(ii) Disbursements (subject to the holdback in Section 12.4(a)(iv) below) shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects’ certificates when required pursuant to Section 8.3, of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) partial releases of liens from Lessee’s general contractor in respect of the disbursement made pursuant to the immediately preceding request, and (3) other reasonable evidence of cost incurred (whether or not paid) so that the Proceeds Trustee is able to verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of (subject to Article 7), mechanics’ and materialmen’s lien claims.

(iii) Each request for disbursement shall be accompanied by a certificate of Lessee (1) agreeing to use amounts disbursed for the costs described in Section 12.4(a)(iv), (2) describing the work, materials or other costs or expenses for which payment is requested, (3) stating the cost incurred in connection therewith, (4) stating that Lessee has paid costs and expenses for such work in an amount equal to the self insured and/or deductible amounts as permitted by Section 9.1(b) (and attaching thereto evidence thereof reasonable satisfactory to Lessor) and (5) stating that Lessee has not previously received payment for such work or expense and the certificate to be delivered by Lessee upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

(iv) The Proceeds Trustee shall retain ten percent (10%) of the amounts otherwise disbursable until the restoration is at least fifty percent (50%) complete, and thereafter five percent (5%) until the restoration is substantially complete.

(v) The Restoration Fund shall be kept by the Proceeds Trustee in a separate interest-bearing federally insured account or invested in Permitted Investments (as directed by, or on behalf of, Lessee).

(vi) Prior to commencement of restoration and at any time during restoration, if the estimated cost of restoration, as reasonably determined by the Proceeds Trustee, exceeds the then amount of the Restoration Fund, Lessee shall fund at its own expense the costs of such restoration until the remaining Restoration Fund is sufficient for the completion of the restoration. In the case of Casualty, any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of restoration shall be paid to Lessee. In the case of Condemnation, any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of restoration shall be applied as set forth in Section 12.2.

Section 12.5 Negotiations. In the event the Property becomes subject to condemnation or requisition proceedings, Lessee shall control the negotiations with the relevant Governmental Authority, unless: (i) a Lease Event of Default shall be continuing, or (ii) the Net Condemnation Proceeds will likely be in excess of the Threshold Amount (which determination shall be made in Lessor’s reasonable discretion), in which case Lessor may elect in writing to control such negotiations; provided that in any event Lessor may elect to participate in such negotiations. Lessee shall give to Lessor and the Lender such information, and copies of such documents, which relate to such proceedings and are in the possession of Lessee, as are reasonably requested by Lessor or the Lender. Lessor shall confer with Lessee as to any negotiations with Governmental Authorities material to Lessee’s operations and shall not agree to any act that would have a material adverse effect on Lessee’s business. Notwithstanding the foregoing, in jurisdictions where a separate award may be granted for Lessee’s Equipment and Personalty, moving and relocation expenses, business loss, business damages, loss of goodwill, unamortized costs of any Alterations title for which has not vested in Lessor pursuant to the terms of this Lease, and Lessee’s attorneys’ fees, costs and expenses in the proceedings, Lessee may assert claims for and control the negotiations pertaining to such interests, provided that the Lessor’s award in respect to the Property is not diminished by the award to Lessee. Lessee acknowledges that no payments shall be permitted hereunder other than on a Rent Payment Date.

ARTICLE 13

INTENTIONALLY OMITTED

ARTICLE 14

SUBLEASE

Section 14.1. Subleasing Permitted; Lessee Remains Obligated. Provided that no Lease Event of Default shall have occurred and be continuing at the time the sublease is entered into, upon fifteen (15) days’ prior written notice to Lessor (except for subleases to Affiliates, in which case no notice shall be required), Lessee may at any time and from time to time sublease the Property or any portion or portions thereof to any Person or permit the occupancy of the Property or any portion or portions thereof by any Person who is not a debtor or debtor-in-possession in a voluntary or involuntary bankruptcy proceeding at the commencement of the sublease term. Any such sublease, sub-sublease, license, occupancy agreement or similar agreement (each, a “Sublease”) shall not release Lessee from its primary liability for the performance of its duties and obligations hereunder, and Lessee shall continue to be obligated for all obligations of “Lessee” in this Lease, which obligations shall continue in full effect as obligations of a principal and not of a guarantor, as though no Sublease had been made. From time to time, but in no event more than once annually, upon Lessor’s request, Lessee shall forward to Lessor the names, businesses and square footage leased (or location) of all subtenants (other than Subleases to Affiliates).

Section 14.2. Provisions of Subleases. Each Sublease will:

(a) be expressly subject and subordinate to this Lease and any mortgage (including (the Mortgage) encumbering the Property;

(b) not extend beyond the Lease Term minus one (1) day; and

(c) terminate upon any termination of this Lease, unless Lessor elects in writing (which election must be consented to by the Lender), to cause the sublessee to attorn to and recognize Lessor as the lessor under such Sublease, whereupon such Sublease shall continue as a direct lease between the sublessee and Lessor upon all the terms and conditions of such Sublease (it being agreed that all Subleases with Affiliates of Lessee shall automatically terminate upon termination of this Lease).

Section 14.3. Assignment of Sublease Rents. To secure the prompt and full payment by Lessee of the Rent and the faithful performance by Lessee of all the other terms and conditions herein contained on its part to be kept and performed, Lessee hereby absolutely, presently assigns, transfers and sets over unto Lessor, subject to the conditions hereinafter set forth in this Section 14.3, all of Lessee’s right, title and interest in and to all Subleases, and hereby confers upon Lessor, its agents and representatives, a right of entry in, and sufficient possession of, the Property to permit and ensure the collection by Lessor of the rentals and other sums payable under the Subleases, and further agrees that the exercise of the right of entry and qualified possession by Lessor shall not constitute an eviction of Lessee from the Property or any portion thereof; provided, however, that Lessee shall continue to have the right to collect, use, enjoy and distribute all Sublease revenue (a) except during the continuance of a Lease Event of Default, or (b) until this Lease and the Lease Term shall be canceled or terminated pursuant to the terms, covenants and conditions hereof, or (c) until there occurs repossession under a dispossess warrant or other judgment, order or decree of a court of competent jurisdiction and then only as to such of the Subleases that Lessor may elect to take over and assume. Notwithstanding the foregoing, if the events described in Section 14.3(b) and Section 14.3(c) herein above have not occurred and if the Lease Event of Default which caused such collection of revenue by Lessor shall have been cured by Lessee or otherwise not continue to exist, upon the written demand of Lessee, Lessor shall cease to exercise the rights granted hereunder to Lessor with respect to the Subleases, and amounts collected under the Subleases and not applied to Lessee’s obligations hereunder shall promptly be paid over to Lessee.

ARTICLE 15

INSPECTION

Section 15.1. Inspection. Upon at least five (5) Business Days prior written notice to Lessee (or immediately if a Lease Event of Default shall be continuing) Lessor or its respective representatives and agents (each, an “Inspecting Party”), may, in a commercially reasonable manner and at their own risk, inspect the Property, during normal business hours, to verify compliance with the provisions of this Lease. No Sublease shall contain any restrictions on inspection other than as set forth herein. The Inspecting Party shall repair any damage caused by any inspection performed pursuant to Section 15.1. Unless a Lease Event of Default is continuing, no intrusive tests are permitted. Lessee shall have the right during such inspection to have its representatives present at any such inspection, including security guards. In addition, Lessee may designate one or more reasonably sized “secure areas” to which Lessor or Lender shall have no access, except during the continuance of a Lease Event of Default. Each Inspecting Party agrees to hold in confidence all proprietary information and trade secrets of which it becomes aware during such inspection. All such inspections shall be at Lessor’s expense, unless a Lease Event of Default occurs and is continuing. Further, upon fifteen (15) Business Days prior notice to Lessee, but no more than once annually, the Inspecting Parties, at their expense, may inspect the books and records as they relate to the maintenance and care of the Property during the term of this Lease (other than Lessee’s Equipment and Personalty), that are in the possession of Lessee, which shall be made available at the Property or the headquarters of the Lessee. Such inspection shall be at the cost of the Inspecting Party unless a Lease Event of Default exists, in which event Lessee shall pay such costs.

ARTICLE 16

LEASE EVENTS OF DEFAULT

Section 16.1. Lease Events of Default. The following events shall constitute a “Lease Events of Default”:

(a) Lessee shall fail to make any payment of Base Rent, within five (5) Business Days after notice that such amount is due and unpaid.

(b) Lessee shall fail to make any late payment and/or pay interest at the Default Rate within ten (10) days after notice that such amount is due and unpaid.

(c) Lessee shall fail to make any other payment of Supplemental Rent, other than any amount described in clause (a) or clause (b) of this Article 16, and such failure shall continue for a period of ten (10) days after notice of such failure to Lessee from Lessor or Lender.

(d) Lessee shall fail to timely perform or observe any covenant or agreement (not otherwise specified in this Article 16) to be performed or observed by it hereunder and such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor or the Lender; provided that the continuation of such a failure for thirty (30) days or longer after such notice shall not constitute a Lease Event of Default if such failure can be cured, but cannot reasonably be cured within such thirty (30) day period, and Lessee shall commence to cure such failure within such thirty (30) day period and shall be diligently and continuously prosecuting the cure of such failure.

(e) except to the extent the Lessee is permitted to self-insure pursuant to Section 9.1(b) and Schedule 9.1, Lessee shall fail to carry or maintain in full force any insurance required hereunder, and such failure shall continue for ten (10) business days after such obligations arise, but not beyond the expiration date of any required policy of insurance.

(f) any representation or warranty made by the Lessee herein shall prove to have been incorrect in any material respect when such representation or warranty was made and shall remain materially incorrect at the time in question, and is not cured in all material respects within thirty (30) days of notice to Lessee of such breach; provided that the continuation of such a failure for thirty (30) days or longer after such notice shall not constitute a Lease Event of Default if such failure can be cured, but cannot reasonably be cured within such thirty (30) day period, and Lessee shall commence to cure such failure within such thirty (30) day period and shall be diligently and continuously prosecuting the cure of such failure.

(g)(A) Lessee makes any general arrangement or assignment for the benefit of creditors; (B) Lessee becomes a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within ninety (90) days); (C) the appointment of a trustee or receiver to take possession of substantially all of the assets of Lessee where possession is not restored to Lessee within ninety (90) days; (D) the attachment, execution or other judicial seizure of substantially all of the assets of Lessee where such seizure is not discharged within ninety (90) days; (E) Lessee admits in writing its inability to pay its debts generally as they become due; (F) Lessee files a petition or answer seeking reorganization or arrangement or other protection under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof; (G) Lessee is liquidated or dissolved, or placed under conservatorship or other protection under any applicable federal or state law; (H) any petition is filed by or against Lessee under Federal bankruptcy laws, or any other proceeding is instituted by or against Lessee seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Lessee, or for any substantial part of the property of Lessee, and such proceeding is not dismissed within ninety (90) days after institution thereof, or Lessee shall take any action to authorize or effect any of the actions set forth above in this subsection (g).

ARTICLE 17

ENFORCEMENT

Section 17.1. Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, by notice to Lessee do one or more of the following as Lessor in its sole discretion shall determine:

(a) Lessor may, by notice to Lessee, terminate this Lease as of the date specified in such notice; provided (i) no reletting, reentry or taking of possession of any or all of the Property by Lessor will be construed as an election on Lessor’s part to terminate this Lease unless a written notice of such intention is given to Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease with respect to any or all of the Property, and (iii) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of any or all of the Property shall be valid unless the same be made in writing and executed by Lessor. If Lessor shall have terminated the Lease, Lessor may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, the amounts set forth in subparagraphs (c) or (e) below.

(b) Lessor may whether or not the Lease is terminated (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Property promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Article 10 as if the Property were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith, and (ii) without prejudice to any other remedy which Lessor may have for possession of the Property, enter upon the Property and take immediate possession of (to the exclusion of Lessee) the Property and expel or remove Lessee and any other person who may be occupying the same (subject to the terms of any nondisturbance agreements with Lessor in favor of any subtenants), by summary proceedings or otherwise, all without liability to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor’s other damages, Lessee shall be responsible for the reasonably necessary costs and expenses of reletting actually incurred.

(c) Lessor may sell the Property at public or private sale, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by the next succeeding sentence if Lessor shall elect to exercise its rights thereunder), in which event Lessee’s obligation to pay Base Rent hereunder for periods commencing after the Stipulated Loss Value Date next succeeding the date of such sale shall be terminated. If Lessor shall have sold any of the Property pursuant to the above terms of this Section 17.1(c), Lessor may demand that Lessee pay to Lessor, and Lessee shall promptly pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor’s actual damages would be difficult to predict, but the liquidated damages described below represent a reasonable approximation of such amount), in lieu of Base Rent in respect of the Property due for the period commencing on the Stipulated Loss Date next succeeding the date of sale, an amount equal to the sum of:

(1) all unpaid Rent with respect to the Property due but unpaid through such Stipulated Loss Date; plus

(2) an amount equal to the present value of the amount of the Base Rent payments payable on the Business Day before the date preceding the remaining scheduled Rent Payment Dates, discounted monthly at the Reference Rate;

(3) interest at the Default Rate on all of the foregoing amounts from the date due until the date of actual payment;

to the extent such amount exceeds the net proceeds of such sale.

(d) Except as Lessor may otherwise be required by Applicable Laws, Lessor may hold, keep idle or lease to others the Property as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that Lessee’s obligation to pay Base Rent from and after the occurrence of a Lease Event of Default, but prior to the termination of the Lease or the foreclosure of the Lien of the Lender, shall be reduced by the net proceeds, if any, received by Lessor from leasing the Property to any Person, or allowing any Person to use the Property, other than Lessee for the same periods or any portion thereof,

(e) Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under Section 17.1(b) or 17.1(d), but only if the Property shall not have been sold under Section 17.1(c), demand, by written notice to Lessee specifying a Stipulated Loss Value Date (the “Final Payment Date”) not earlier than twenty (20) days after the date of such notice, that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the Final Payment Date, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor’s actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount), in lieu of Base Rent for periods commencing after the Final Payment Date, an amount equal to the sum of:

(1) all unpaid Rent with respect to the Property due but unpaid through such Stipulated Loss Value Date; plus

(2) an amount equal to the present value of the amount of the Base Rent payments payable on the Business Day before the dates preceding the remaining scheduled Rent Payment Dates, discounted monthly at the Reference Rate;

(3) interest at the Default Rate on all of the foregoing amounts from the date due until the date of actual payment.

(f) Lessor may retain and apply against Lessor’s damages all sums which Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease; or

(g) Lessor may exercise any other right or remedy that may be available to it under Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. A single or separate suits may be brought to collect any such damages for any period or periods with respect to which Rent shall have accrued, and such suits shall not in any manner prejudice Lessor’s right to collect any such damages for any subsequent period, or Lessor may defer any such suit until after the expiration of the Base Term or the then current Renewal Term, in which event such suit shall be deemed not to have accrued until the expiration of the Base Term, or the then current Renewal Term.

Section 17.2. Survival of Lessee’s Obligations. Except to the extent prohibited by Applicable Laws, no repossession of any or all of the Property or exercise of any remedy under this Lease, including termination of this Lease, shall, except as specifically provided herein, relieve Lessee of any of its liabilities and obligations hereunder, including the obligation to pay Rent. In addition, except as specifically provided herein, Lessee shall be liable for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by Lessor by reason of the occurrence of any Lease Event of Default or the exercise of Lessor’s remedies with respect thereto, and including all costs and expenses incurred in connection with the return of the Property in the manner and condition required by, and otherwise in accordance with the provisions of, Article 10 as if the Property were being returned at the end of the Lease Term. At any sale of any or all of the Property or any other rights pursuant to Section 17.1, Lessor or the Lender may bid for and purchase the Property.

Section 17.3. Remedies Cumulative; No Waiver; Consents; Mitigation of Damages. To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor’s consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor’s consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default. Lessor shall use reasonable efforts to mitigate any damages suffered by Lessor that result from a Lease Event of Default.

ARTICLE 18

RIGHT TO PERFORM FOR LESSEE

Section 18.1.Right to Perform for Lessee. If Lessee shall fail to perform or comply with any of its agreements contained herein, following applicable notice and cure periods, Lessor may perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of payment required to be made by Lessee hereunder and made by Lessor on behalf of Lessee, and the reasonable out-of-pocket third-party costs and expenses of Lessor (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Default Rate, shall be deemed Supplemental Rent, payable by Lessee to Lessor upon demand. In addition, during the continuance of a Lease Event of Default in respect of Lessee’s obligations under Section 8.2 and/or Section 8.5, then, in addition to the rights above and at the cost of Lessee, (a) Lessor shall have the right to hire Persons (as selected by Lessor in its reasonable discretion) to cure such Lease Event of Default, and to take any and all other actions necessary to cure such Lease Event of Default, and (b) Lessee shall cooperate with Lessor, and the Persons hired by Lessor, in the performance of such cure, including, without limitation, (i) providing access to the subject Property at reasonable times every day of the week, (ii) making available water, electricity and other utilities existing at or on the subject Property, and (iii) restricting or closing the Property, but only if such restriction or closure is reasonably necessary for the performance of such cure and provided that such closure shall be done for and during a time period and in such manner that balances the need for the maintenance or repair of the Property (and doing so in a safe manner) and the continuing operations of the Property.

ARTICLE 19

INDEMNITIES

Section 19.1. General Indemnification.

(a) Lessee agrees to indemnify, defend, and keep harmless each Indemnitee, from and against any and all Claims arising out of acts, or failures to act, prior to the expiration or earlier termination of the Term (whether during the Lease Term, or prior to the Closing Date), whenever they may be suffered, imposed on or asserted against any Indemnitee, to the extent arising out of (i) the ownership, leasing, subleasing, assignment, financing, refinancing, renewal, return, operation, possession, use, non-use, maintenance, modification, alteration, reconstruction, restoration, or replacement of the Property or the Lease, or from the granting by Lessor at Lessee’s request of easements, licenses or any similar rights with respect to all or any part of the Property, or from the construction, design, purchase or condition of the Property (including any

Claims (whether by Governmental Authority or other Person) arising, directly or indirectly, out of the actual or alleged presence, use, storage, generation, Release or threat of Release of any Hazardous Materials, and any Claims for patent, trademark or copyright infringement and latent or other defects, whether or not discoverable), including any liability under Applicable Laws (including, without limitation, any Claims arising directly or indirectly out of any actual or alleged violation, now or hereafter existing, of any Environmental Laws), (ii) this Lease or any modification, amendment or supplement thereto, to the extent arising out of the operation, maintenance, use or possession of the Property whether before or after the Closing Date, (iii) the non-compliance of the Property with Applicable Laws (including because of the existence of the Permitted Liens), (iv) without limiting any other indemnities herein, any other matters relating to the Property or any operations thereon, and not already covered by this Section 19.1(a), to the extent such matters arise out of the operation, maintenance, use or possession of the Property by Lessee, whether before or after the Closing Date, including matters relating to Environmental Laws or Hazardous Materials, the breach by Lessee of its representations, warranties, covenants and obligations in this Lease whether or not such Claim arises or accrues prior to the date of this Lease, (v) the business and activities of Lessee, except to the extent arising out of relationships not related to this transaction, (vi) the cost of any Remedial Action, assessment, containment, monitoring, treatment and/or removal of any and all Hazardous Materials from all or any portion of the Property or any surrounding areas over which Lessee has responsibility, the cost of any actions taken in response to a release or threat of release of any Hazardous Materials on, in, under, relating to or affecting any portion of the Property or any surrounding areas over which Lessee has responsibility to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Property or any surrounding areas over which Lessee has responsibility, (vii) a Lease Default or a Lease Event of Default, (viii) any litigation, suit, cause of action, writ, decree, injunction, order, judgment, proceeding or Claim now or hereafter asserted against the Property, Lessor (by virtue of its ownership of, leasing or financing of the Property), or Lessee with respect to the Property or this Lease, and (ix) any defects in title caused, created or permitted by Lessee, or anyone acting by, through or under Lessee. Lessee acknowledges that the foregoing includes any costs incurred by Lessor, or the Lender in performing any inspections of any Property if such inspection reveals a violation by Lessee of Section 8.5. Lessee shall not be required to indemnify any Indemnitee under this Section 19.1 for any Claim to the extent resulting from (A) the willful misconduct or negligence or breach of representation or warranty of such Indemnitee or a member of such Indemnitee’s Group, (B) any amounts payable to Lender unless such amounts are payable by Lessee under this Lease, (C) any acts or events to the extent first occurring after the expiration of the Lease Term and return of the Property to Lessor in the condition required in this Lease (but any indemnification first arising after the expiration of the Term (and not otherwise covered hereby) shall include only those matters relating to Lessee’s failure to return the Property in the condition required), (D) any taxes, except to the extent covered in Sections 8.6 of this Lease, (E) any voluntary transfers of the Property made by Lessor (other than arising out of a Lease Event of Default by Lessee), and (F) any voluntary transfer made by the Lender. Lessee shall be entitled to credit against any payments due under this Section 19.1 any insurance recoveries or other reimbursements received by the Indemnitee to be indemnified in respect of the related Claim under or from insurance paid for, directly or indirectly, by Lessee or assigned to Lessor by Lessee, to the extent such insurance recoveries exceed such Indemnitee’s costs and expenses incurred in recouping such insurance recovery.

(b) In case any Claim shall be made or brought against any Indemnitee, such Indemnitees shall give prompt notice thereof to Lessee, provided that failure to so notify Lessee shall not reduce Lessee’s obligations to indemnify any Indemnitee hereunder unless and only to the extent such failure results in additional liability on Lessee’s part. Lessee shall be entitled, at its expense, acting through counsel selected by Lessee (and reasonably satisfactory to such Indemnitee), to participate in, and, to the extent that Lessee desires, to assume and control, the negotiation, litigation and/or settlement of any such Claim (subject to the provisions of the last sentence of subparagraph (c) of this Section 19.1). Such Indemnitee may (but shall not be obligated to) participate in a reasonable manner at its own expense (unless Lessee is not properly performing its obligations hereunder) and with its own counsel in any proceeding conducted by Lessee in accordance with the foregoing. If Lessee shall defend the Indemnitee in any such suit or proceeding, then, unless such Indemnitee shall determine (in its reasonable discretion) that a conflict of interest exists between Lessee and such Indemnitee, Lessee shall not be obligated to reimburse the Indemnitee for the cost of such Indemnitee’s attorneys’ fees or expenses incurred in connection with such suit or proceeding.

(c) Each Indemnitee shall at Lessee’s expense supply Lessee with such information and documents reasonably requested by Lessee in connection with any Claim for which Lessee may be required to indemnify any Indemnitee under this Section 19.1. Unless a Lease Event of Default is continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim for which indemnification is required under this Section 19.1 without the prior written consent of Lessee. Lessee shall have the authority to settle or compromise any Claim against an Indemnitee hereunder, provided that no admission of wrongdoing shall be required of such Indemnitee and such Indemnitee shall be released of all liability in connection with any such Claim.

(d) Upon payment in full of any Claim by Lessee pursuant to this Section 19.1 to or on behalf of an Indemnitee, Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise reasonably cooperate with Lessee to enable Lessee to pursue such claims.

(e) Prior to paying any amount otherwise payable to an Indemnitee pursuant to this Section 19.1, Lessee shall be entitled to receive from such Indemnitee (i) a written statement describing the amount so payable, (ii) a general release from Indemnitee upon such payment with respect to the claim made and (iii) such additional information as Lessee may reasonably request and which is reasonably available to such Indemnitee to properly substantiate the requested payment.

(f) Subject to the penultimate sentence of Section 19.1(a) above, Lessee’s liability hereunder shall in no way be limited or impaired by any act, including, without limitation, (i) any amendment or modification to the Lease, (ii) any waiver of any Lease Event of Default, default, or extension of time or any failure to enforce any remedies or rights of either Lessor or Lender, (iii) any sale or transfer of the Property, or (iv) any assignment of the Lease.

Section 19.2 Lessor’s Indemnification Obligation. Lessor agrees to indemnify, defend, and hold harmless the Lessee, from and against any and all loss incurred by Lessee resulting from Claims arising out of active actions prior to the expiration or earlier termination of the Term, to the extent arising solely out of Lessor’s (or its employees’ agents’ or contractors’) willful misconduct or gross negligence.

ARTICLE 20

LESSEE REPRESENTATIONS AND COVENANTS

Section 20.1. Representations and Warranties. Lessee represents and warrants to Lessor that the following are true and correct as of the Closing Date:

(a) Due Organization. Lessee is a corporation duly organized, validly existing and in good standing in the State of California and qualified to do business in, and in good standing, in the Commonwealth of Virginia. Lessee has the corporate power and authority to conduct its business as now conducted, to lease the Property and to enter into and perform its obligations under the Lease. Lessee is duly qualified to do business and is in good standing as a foreign corporation in any jurisdiction where the failure to so qualify would have a material adverse effect on its ability to perform its obligations under the Lease.

(b) Due Authorization; No Conflict. The Lease has been duly authorized by all necessary corporate action on the part of Lessee and has been duly executed and delivered by Lessee, and the execution, delivery and performance thereof by Lessee will not, (i) require any approval of the stockholders of Lessee or any approval or consent of any trustee or holder of any indebtedness or obligation of Lessee, other than such consents and approvals as have been obtained, (ii) contravene any Applicable Law binding on Lessee or (iii) contravene or result in any breach of or constitute any default under Lessee’s charter or by-laws or other organizational documents, or any indenture, judgment, order, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Lessee is a party or by which Lessee is bound, or result in the creation of any Lien upon any of the property of Lessee.

(c) Governmental Actions. All Governmental Action required in connection with the execution, delivery and performance by Lessee of the Lease, has been or will have been obtained, given or made.

(d) Enforceability. The Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, moratorium, fraudulent conveyance, insolvency, equitable principles or other similar laws affecting the enforcement of creditors’ rights in general.

(e) Bankruptcy. No bankruptcy, reorganization, arrangement or insolvency proceedings are pending, threatened or contemplated by Lessee, and Lessee has not made a general assignment for the benefit of creditors.

(f) Tax Filings. All tax returns and reports of Lessee required by law to be filed with respect to the Property have been duly filed, and all taxes, interests and penalties assessed by any Governmental Authority upon the Property or Lessee (with respect to the Property), which are due and payable, have been paid, except to the extent being contested in good faith by the Lessee.

(g) Condition of Property: Condemnation. The Property is, to the Lessee’s knowledge, free and clear of any damage that would materially and adversely affect its value. The Lessee has not received notice of any proceeding pending for the total or partial condemnation of or affecting the Property, such that such proceeding would have a material adverse effect on the Property. To the Lessee’s knowledge, as of the Closing Date, all of the material Improvements lie wholly within the boundaries and building restriction lines of such Property, except for encroachments that are insured against by the Title Policy or that do not materially and adversely affect the value or marketability of the Property, and no improvements on adjoining properties materially encroach upon the Property so as to materially and adversely affect the value or marketability of the Property.

(h) Environmental Conditions. To the Lessee’s knowledge, there are no circumstances or conditions with respect to the Property that render the Property in violation (other than to a de minimis effect) of any applicable Environmental Laws.

(i) Legal Proceedings. There are no pending or to the Lessee’s knowledge, threatened actions, suits or proceedings by or before any court or governmental authority against or affecting the Lessee with respect to the Property that, if determined adversely to such Lessee or Property, would materially and adversely affect the value of the Property.

(j) Licenses and Permits. To the Lessee’s knowledge, (i) it possesses all material licenses, permits and authorizations required by applicable law for the operation of the Property and (ii) all such licenses, permits and authorizations are valid and in full force and effect.

The phrase “the Lessee’s knowledge” and other words and phrases of like import shall mean the actual state of knowledge of Jane Baughman, Vice President – Financial Planning and Treasurer. Lessee represents that the foregoing individuals are the people who are likely to know of any matters covered by these representations and warranties.

ARTICLE 21

LESSOR REPRESENTATIONS AND COVENANTS

Section 21.1. Representations and Warranties. Lessor represents and warrants to Lessee that the following are true and correct as of the Closing Date:

(a) Due Organization. Lessor is a limited liability company duly organized, validly existing and in good standing in the State of Delaware and qualified to do business in, and in good standing, in the Commonwealth of Virginia. Lessor has the corporate power and authority to conduct its business as now conducted and to enter into and perform its obligations under the Lease. Lessor is duly qualified to do business and is in good standing as a foreign limited liability company in any jurisdiction where the failure to so qualify would have a material adverse effect on its ability to perform its obligations under the Lease.

(b) Due Authorization; No Conflict. The Lease has been duly authorized by all necessary corporate action on the part of Lessor and has been duly executed and delivered by Lessor, and the execution, delivery and performance thereof by Lessor will not, (i) require any approval of the members of Lessor or any approval or consent of any trustee or holder of any indebtedness or obligation of Lessor, other than such consents and approvals as have been obtained, (ii) contravene any Applicable Law binding on Lessor or (iii) contravene or result in any breach of or constitute any default under Lessor’s charter or by-laws or other organizational documents, or any indenture, judgment, order, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Lessor is a party or by which Lessor is bound.

(c) Governmental Actions. All Governmental Action required in connection with the execution, delivery and performance by Lessor of the Lease, has been or will have been obtained, given or made.

(d) Enforceability. The Lease constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, moratorium, fraudulent conveyance, insolvency, equitable principles or other similar laws affecting the enforcement of creditors’ rights in general.

(e) Bankruptcy. No bankruptcy, reorganization, arrangement or insolvency proceedings are pending, threatened or contemplated by Lessor, and Lessor has not made a general assignment for the benefit of creditors.

ARTICLE 22

PURCHASE PROCEDURE

Section 22.1. Purchase Procedure. In the event of the purchase of Lessor’s interest in the Property by Lessee pursuant to any provision of this Lease, the terms and conditions of this Section 22.1 shall apply.

(a) On the closing date fixed for the purchase of Lessor’s interest in the Property, which shall be a Rent Payment Date:

(i) Lessee shall pay to Lessor, in lawful money of the United States, at Lessor’s address hereinabove stated or at any other place in the United States which Lessor may designate, in immediately available funds, the applicable purchase price or Stipulated Loss Value, and all other costs due as of such Closing, including, without limitation, any applicable prepayment premium; and

(ii) Lessor shall execute and deliver to Lessee a special warranty deed with covenants against grantor’s acts, assignment and/or such other instrument or instruments as may be appropriate, which shall transfer Lessor’s interest in the Property, subject to, (A) Permitted Liens (except for any mortgage indebtedness of Lessor if the sale is pursuant to Article 12), (B) all liens, encumbrances, charges, exceptions and restrictions attaching to the Property after the Closing Date which shall not have been created or caused by Lessor (unless consented to by Lessee), and (C) all applicable laws, rules, regulations, ordinances and governmental restrictions then in effect.

(b) Lessee shall pay all costs, charges and expenses of incident to such transfer, including, without limitation, all recording fees, transfer taxes, title insurance premiums, and federal, state and local taxes, except for any net income taxes and the grantor’s tax due under Section 58.1-802 of the Code of Virginia of 1950, as amended, if the sale is pursuant to Section 12.1, otherwise, such costs shall be as set forth in the terms.

(c) In the event Lessor and Lessee enter into a purchase agreement for the sale of the Property, Lessor agrees to cause the entity that owns the Property to be sold to Lessee, in lieu of a sale of the Property to Lessee, in the event (i) Lessee requests Lessor so to do; and (ii) the sale of the interests in Lessor (rather than the Property) to Lessee shall not impose any obligations on Lessor that would not be imposed had Lessor sold the Property, will not decrease any rights Lessor would have had Lessor sold the Property, and will not create any increased possibility of additional liability to Lessor (including without limitation, for ongoing corporate acts, taxes, etc.), all as shall be reasonably evidenced to Lessor by certificates, affidavits, opinions or otherwise. Lessor agrees to cooperate with Lessee in effectuating such a transfer of equity interests, subject to the terms hereof.

ARTICLE 23

TRANSFER OF LESSOR’S INTEREST

Section 23.1. Permitted Transfer. Subject to Article 4, Lessor may transfer all, or any part of, its right, title and interest in and to any Property and its rights under this Lease and the other documents relating thereto with respect to such Property on the following terms and conditions, each of which shall be satisfied prior to the effective date of the transfer (other than a transfer by a deed-in-lieu of foreclosure or similar transfer made in connection with an exercise of remedies under the Mortgage):

(a) such transfer shall be in compliance with the Mortgage and related documents,(if still in place), and with Applicable Laws and shall not create a relationship which would violate Applicable Laws;

(b) the transferor shall have given or at closing give to Lessee, notice of such transfer, if of the entire Property, which notice shall contain such information and evidence as shall be reasonably necessary to establish compliance with this Article 23 and the name and address of the transferee for notices.

Section 23.2. Effects of Transfer. From and after any transfer effected in accordance with this Article 23, the transferor shall be released, to the extent of the interest transferred and the obligations assumed, in writing, by the transferee, from its liability hereunder and under the other documents to which it is a party relating to, the interests being transferred. Such release shall be in respect of obligations (that are assumed, in writing, by the transferee) arising on or after the date of such transfer. Upon any transfer by Lessor of the Property as above provided, any such transferee shall be deemed the “Lessor” for all purposes of such documents and each reference herein to Lessor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Lessee agrees to execute any and all documents reasonably appropriate to effectuate the contemplated transfer by Lessor, including, without limitation, an amendment to this Lease providing that the new Lessor shall be Lessor and the existing Lessor shall be released from its liabilities.

ARTICLE 24

PERMITTED FINANCING

Section 24.1. Financing During Term.

Lessee hereby expressly consents to the Lien imposed in favor of any first mortgage indebtedness. With respect to any financing or refinancing during the Base Term and during any Renewal Term, Lessor shall be free to encumber the Property, provided that under no circumstances shall any such financing adversely affect the rights and privileges of Lessee under this Lease in any material respect, or increase in any material respect the nature, scope or amount of any obligations or liabilities (including any contingent liabilities) of Lessee in excess of those existing prior to any such further encumbrances by Lessor. Lessee and its Affiliates will have no obligation to amend this Lease to facilitate such financing; but shall execute and deliver a subordination and attornment agreement to any lender to Lessor permitted by the above terms of this Section 24.1 if such lender shall in turn deliver a nondisturbance agreement to Lessee, in each case with terms reasonably acceptable to the parties. Lessee agrees to cooperate with any refinancing by Lessor permitted hereunder. Such cooperation shall include, without limitation, (i) naming such new lender(s) as additional insureds; and (ii) making payments of Base Rent and/or Supplemental Rent to or at the direction of such lender(s).

Section 24.2. Lessee’s Consent to Assignment for Indebtedness. Lessee acknowledges that in order to secure Lessor’s obligations to a Lender, Lessor may agree, among other things, to the assignment (to the extent provided therein) to the Lender of Lessor’s right, title and interest to this Lease. While the Mortgage or any replacements thereof are in effect, Lessee hereby:

(a) consents to such assignment in this Lease;

(b) covenants to make in full, in funds that are immediately available, to Lender or its designee in accordance with the terms of this Lease:

(i) each payment of Base Rent and Supplemental Rent payable to Lessor (except under Article 19 hereof); and

(ii) all purchase prices, termination amounts, and other sums payable to Lessor under this Lease;

(c) agrees:

(i) that it shall not, except as provided under Applicable Law, seek to recover from the Lender any moneys paid to the Lender by virtue of the foregoing provisions; provided, however, that the foregoing provisions shall not limit Lessee’s right to recover (A) any duplicate payment made to the Lender whether due to computational or administrative error or otherwise, if the Lender has received such payment, (B) all or any portion of a payment in excess of the amount then due under this Lease or otherwise owed by Lessor to Lessee under this Lease, and (C) any amounts that have been paid to or are actually held by the Lender that is required to be refunded to, repaid, or otherwise released to or for the benefit of Lessee under this Lease;

(ii) that Lessee shall not pay any Rent more than thirty (30) days prior to such payment’s scheduled due date except as provided in this Lease;

(iii) that Lessee shall not enter into any agreement subordinating or (except as expressly permitted by the terms of this Lease as in effect on the date hereof) surrendering, canceling, or terminating this Lease without the prior written consent of the Lender, and any such attempted subordination or termination without such consent shall be void;

(iv) that Lessee shall not enter into any amendment or modification of this Lease without the prior written consent of the Lender, and any such attempted amendment or modification without such consent shall be void;

(v) that if this Lease shall be amended, it shall continue to constitute collateral under the Mortgage without the necessity of any further act by Lessor, Lessee or the Lender; and;

(vi) that except as expressly provided in this Lease, Lessee shall not take any action to terminate, rescind or avoid this Lease, notwithstanding, to the fullest extent permitted by law, the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or other proceeding affecting Lessor or any assignee or Lessor and notwithstanding any action with respect to the Lease which may be taken by an assignee, Lender or receiver or Lessor or of any such assignee or by any court in any such proceedings.

Nothing herein shall be construed as Lessee’s agreement to be bound and perform the obligations of Lessor under any Mortgage or other debt documents. If Lessee receives conflicting direction from Lessor and the Lender, or is in good faith uncertain as to whether it should comply with a direction from either Lessor or the Lender, Lessee shall be permitted to seek written confirmation from Lessor and the Lender, or if the matter in dispute regards the payment of money by Lessee, pay the same into a court and provide Lessor and the Lender with reasonably prompt notice of such payment.

ARTICLE 25

MISCELLANEOUS

Section 25.1. Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer the Property) and inure to the benefit of their respective permitted successors and assigns, and the rights hereunder of the Lender shall inure (subject to such conditions as are contained herein) to the benefit of its permitted successors and assigns.

Section 25.2. Quiet Enjoyment. Lessee shall have the right to peaceably and quietly hold, possess and use any and all of the Property hereunder during the Lease Term, so long as no Lease Event of Default has occurred and is continuing.

Section 25.3. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be in writing sent to either that Person’s Address, and a copy thereof shall be sent to each Person to receive a copy pursuant to the definition of “Address”, by (i) a prepaid nationally recognized overnight courier service, and any such notice shall be deemed received one (1) Business Day after delivery to a nationally recognized courier service specifying overnight delivery, or (ii) U.S. certified or registered mail, return receipt requested, postage prepaid, and such notice shall be deemed received when actually received, as evidenced by the return receipt, or when delivery is first refused. From time to time any party may designate a new Address for purposes of notice hereunder by giving fifteen (15) days’ written notice thereof to each of the other parties hereto. All notices given hereunder shall be irrevocable unless expressly specified otherwise. Lessor shall endeavor to label any envelope which contains a notice of default with the legend: “Default Notice,” but its failure to do so shall not invalidate or affect in any way such notice.

Section 25.4. Severability. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and each party hereto shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by applicable law, Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 25.5. Amendments, Complete Agreements. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought and, as required by the Mortgage or related documents, by the Lender. This Lease is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein.

Section 25.6. Headings. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

Section 25.7. Counterparts. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 25.8. Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State in which the Property is situated.

LESSOR AND LESSEE HEREBY SUBMIT TO NON-EXCLUSIVE PERSONAL JURISDICTION IN THE COUNTY OF ALAMEDA, STATE OF CALIFORNIA AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF ALAMEDA, STATE OF CALIFORNIA (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH PERSON’S OBLIGATIONS HEREUNDER AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF LESSEE OR LESSOR. LESSOR AND LESSEE HEREBY WAIVE AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. LESSEE AND LESSOR EACH HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATED TO THE ENFORCEMENT OF THIS LEASE.

Section 25.9. Memorandum. Lessee and Lessor agree that a memorandum of this Lease (and any amendment hereof) shall be executed and recorded, at Lessee’s expense, in the land records of the jurisdiction in which the Property is situate.

Section 25.10. Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the Lease Term (but on no more than two occasions during each Lease Year), it will promptly, but in no event later than ten (10) days after request by the other party hereto, execute, acknowledge and deliver to such other party a certificate in the form of Exhibit B attached hereto. In addition, each party agrees to include in such certificate such other items as may be reasonably requested under the circumstances giving rise to the delivery of such certificate. Such certificate may be relied upon by any bona fide, permitted purchaser of, or mortgagee together with its successors and assigns with respect to, Lessor’s or Lessee’s interest in the Property (direct or indirect), or any prospective sublessee of Lessee in respect of all or a portion of the Property.

Section 25.11. Easements. So long as no Lease Event of Default has occurred and is then continuing, and provided that no such action could in either the Lender’s or Lessor’s reasonable judgment be expected to have a material adverse effect upon Lessee’s ability to perform its obligations under the Lease, or on the Fair Market Rental Value or Fair Market Sales Value of the Property, Lessor will join with Lessee from time to time at the request of Lessee (and at Lessee’s sole cost and expense) to:

(a) subject to the terms of Article 12, sell, assign, convey or otherwise transfer an interest in any or all of the Property to any Person legally empowered to take such interest under the power of eminent domain, and dedicate or transfer unimproved portions of any or all of the Property for road, highway or other public purposes;

(b) upon approval by Lessor, which approval may not be unreasonably withheld: (i) grant new (or release existing) easements, servitudes, licenses, rights of way and other rights and privileges in the nature of easements, with respect to the Property, and (ii) execute amendments to any covenants and restrictions affecting the Property; and

(c) execute and deliver any instrument, in form and substance reasonably acceptable to Lessor, necessary or appropriate to make or confirm the grants, releases or other actions described above in Section 25.11(a) and Section 25.11(b).

Lessor agrees that it shall not grant any easements, licenses or other possessory interests in the Property to any party without Lessee’s prior written consent, which shall not be unreasonably withheld or delayed, provided, however, Lessee’s consent shall not be required (i) during the continuation of a Lease Event of Default, and (ii) to the extent such easement, license or other possessory interest is required by law.

Section 25.12. No Joint Venture. Any intention to create a joint venture or partnership relation between Lessor and Lessee is hereby expressly disclaimed.

Section 25.13. No Accord and Satisfaction. The acceptance by Lessor of any sums from Lessee (whether as Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction, or compromise, of any dispute between such parties regarding sums due and payable by Lessee hereunder, unless Lessor specifically deems it as such in writing.

Section 25.14. No Merger. In no event shall the leasehold interests, estates or rights of Lessee hereunder, or of the Lender, merge with any interests, estates or rights of Lessor in or to any and all of the Property, it being understood that such leasehold interests, estates and rights of Lessee hereunder, and of the Lender, shall be deemed to be separate and distinct from Lessor’s interests, estates and rights in or to the Property, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

Section 25.15. Lessor Bankruptcy. During the Lease Term the parties hereto agree that if Lessee elects to remain in possession of any and all of the Property after the rejection of the Lease by Lessor under Section 365(h) of the Bankruptcy Code, all of the terms and provisions of this Lease shall be effective during such period of possession by Lessee, including the Renewal Terms and Lessee’s purchase rights hereunder, even if Lessor becomes subject to a case or proceeding under the Bankruptcy Code prior to the commencement of any such Renewal Term or the exercise by Lessee of such purchase rights.

Section 25.16. Naming and Signage of the Property. So long as Lessee (or a sublessee) is the occupant of, at least, a majority of the Improvements located on the Property Lessee shall have the sole and exclusive right, at any time and from time to time, to select the name or names of the Property and the Improvements, and the sole and exclusive right to determine not to use any name in connection with the Property, as well as all rights in respect of signage for or in connection with the Property. Lessor shall not have or acquire any right or interest with respect to any such name or names used at any time by Lessee, or any trade name, trademark service mark or other intellectual property of any type of Lessee. Lessor shall cooperate with Lessee to effectuate Lessee’s sign rights hereunder, at no cost to Lessor. Lessee may install any sign or signs on the Property as it elects, at its sole cost and in compliance with Applicable Laws. Any signs installed by Lessee (other than those existing as of the Commencement of the Term) shall be removed by Lessee at the expiration or earlier termination of the Term, and Lessee shall repair any damage caused by such removal.

Section 25.17. Expenses. Whenever this Lease provides for the reimbursement by Lessee of costs and expenses of Lessor or any other party, then such reimbursement obligation shall be limited to actual, out-of pocket third-party costs and expenses including, but not limited to, reasonable attorneys’ fees. In addition to any other costs payable hereunder by Lessee, Lessee acknowledges and agrees that whenever (i) it seeks Lessor’s consent to an Alteration, (ii) it makes a rejectable offer, (iii) Fair Market Sales Value, Fair Market Rental Value or Base Rent during a Renewal Term need to be calculated, (iv) Lessee assigns its lease (if such assignment requires Lessor’s consent, (v) Lessor is asked to sign a landlord waiver with respect to Lessee’s personal property, or (vi) a casualty or condemnation (or an Event of Loss) occurs, Lessee shall pay all reasonable costs incurred by Lessor, arising out of the foregoing.

Section 25.18. Investments. Any moneys held by Lessor (or by the Lender or Proceeds Trustee) pursuant to this Lease, including Section 12.4, shall, until paid to Lessee, be invested by Lessor or the Proceeds Trustee, or by the Lender (if there is one), in Permitted Investments. Any gain (including interest received) realized as a result of any such investment shall be retained with, and distributed and re-invested in the same manner, as the original principal amount. Lessor (and the Lender) shall have no liability for any losses arising from any such investments or reinvestments. At such time as there no longer exists a requirement under this Lease for the Proceeds Trustee to hold such amounts, such amounts, together with any income thereon, shall be disbursed to Lessee.

Section 25.19. Further Assurances. Lessor and Lessee, at the cost and expense of the requesting party (except as otherwise set forth in this Lease to the contrary), will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as any of the others reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Lease. Nothing herein shall obligate Lessee to provide to Lessor or the Lender any proprietary or confidential information relating to the manner, method and procedures of Lessee’s business operations, or relating to Lessee’s business plan. Lessee also agrees to cooperate with Lessor in determining how to allocate the purchase price paid for the Property for purposes of depreciation, including review of the applicable portions of Lessee’s books applicable to Lessee’s depreciation of the Property, as prior owner and as Lessee.

Section 25.20. [Intentionally omitted]

Section 25.21. Independent Covenants. The covenants of Lessor and Lessee herein are independent and several covenants and not dependent on the performance of any other covenant in this Lease.

Section 25.22. Lessor Exculpation. Anything to the contrary in this Lease notwithstanding, the covenants contained in this Lease to be performed by Lessor shall not be binding on any member of Lessor in its or his or her individual capacity, but instead said covenants are made for the purpose of binding only all of Lessor’s right, title and interest in and to the Property, and none of Lessor or any of its Affiliate or any of its successors and assigns shall have any liability under this Lease in excess of, and Lessee shall have no recourse under this Lease against Lessor or any Affiliate of it except for Lessor’s interest (to the extent not pledged or assigned), the Property, Net Proceeds and Rent.

Section 25.23. Remedies Cumulative. To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to the Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver or any default on the part of Lessee or to be an acquiescence therein. Lessor’s consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor’s consent, in the future, to all similar requests. No waiver by Lessor of any default shall in any way be, or be construed to be, a waiver of any future or subsequent default.

Section 25.24. Holding Over. Subject to Section 12.1 and the last sentence of Section 10.1(b) Lessee covenants that if for any reason Lessee or any subtenant of Lessee shall fail to vacate and surrender possession of a Property or any part thereof, in the condition required herein, on or before the expiration or earlier termination of this Lease and the Term, then Lessee’s continued possession of the Property shall be as a tenant at sufferance, during which time, without prejudice and in addition to any other rights and remedies Lessor may have hereunder or at law, Lessee shall pay to Lessor an amount equal to: (a) one hundred twenty-five percent (125%) of the total monthly amount of Rent payable hereunder immediately prior to such termination (the “Existing Rent”) for the first ninety (90) days during which Lessee holds over, and (b) one hundred fifty percent (150%) of the Existing Rent thereafter. The provisions of this Section shall not in any way be deemed to (i) permit Lessee to remain in possession of the Property after the expiration date or sooner termination of this Lease, or (ii) imply any right of Lessee to use or occupy the Property upon expiration or termination of this Lease and the Term and no acceptance by Lessor of payments from Lessee after the expiration date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Lessee in accordance with the provisions of this Section. Lessee’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

Section 25.25. Survival. The following provisions shall survive the termination of this Lease: (i) Sections 3.5, 6.1, 8.4, 8.5, 8.6 (only with respect to Impositions arising during the Term) 8.7, 8.8, 17.2, 22.1, Articles 7, 10, 19 and 25 to the extent relating to unfulfilled obligations of Lessee arising or occurring prior to the date of termination of this Lease, and (ii) any provision of this Lease pursuant to which the Lessor or Lessee had an existing obligation which was unsatisfied at the time of termination of this Lease and remains unsatisfied, including, without limitation, to the extent there was any unsatisfied obligation under, Sections 12.1, and Article 3, provided, however, that nothing in this Section 25.25 shall be deemed to extend any applicable statute of limitations.

Section 25.26. [Intentionally Omitted]

Section 25.27. Lease Subordinate. This Lease, the leasehold estate of Lessee created hereby and all rights of Lessee hereunder are and shall be subject and subordinate to the Mortgage and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage, subject to the parties executing a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit C. Such agreement shall provide that, so long as no Lease Event of Default has occurred and is continuing, Lessee’s occupancy and use of the Property pursuant to the terms of this Lease shall not be disturbed and Lessee’s rights under this Lease are and shall always be subordinate to the Mortgage and to all renewals, modification, consolidation, replacements and extension of the Mortgage.

Section 25.28. Lessor Representation. The Lease has been duly authorized by all necessary action on the part of Lessor and has been duly executed and delivered by Lessor, and the execution, delivery and performance thereof by Lessor will not, (i) require any consent or approval of any Person, other than such consents and approvals as have been obtained, (ii) contravene any Applicable Law binding on Lessor or the organizational documents of Lessor or (iii) contravene or result in any breach of or constitute any default under Lessor’s organizational documents, or any indenture, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Lessor is a party or by which Lessor is bound.

Section 25.29. Leasehold Financing. During the entire Lease Term as such Lease Term may be extended Lessee shall not be permitted to obtain a loan using this Lease or Lessee’s interest in the Property as collateral therefore.

[SIGNATURE PAGES SHALL FOLLOW]

IN WITNESS WHEREOF, Lessor and Lessee have duly authorized, executed and delivered this Lease as of the date first hereinabove set forth.

LESSOR:

INLAND RI HOLDING, LLC
a Delaware limited liability company

By:	/s/ Sherwin Jarol	[SEAL]
Name:	Sherwin Jarol
Title:	Manager

BRUNING HOLDING, LLC a Delaware limited liability company

By:	/s/ Sherwin Jarol	[SEAL]
Name:	Sherwin Jarol
Title:	Manager

JM 55TH HOLDING LLC a Delaware limited liability company

By:	/s/ Sherwin Jarol	[SEAL]
Name:	Sherwin Jarol
Title:	Manager

55TH HOLDING LLC a Delaware limited liability company

By:	/s/ Sherwin Jarol	[SEAL]
Name:	Sherwin Jarol
Title:	Manager

ROCKFORD BRUNING HOLDING, LLC a Delaware limited liability company

By:	/s/ Sherwin Jarol	[SEAL]
Name:	Sherwin Jarol
Title:	Manager

COMMONS HOLDING, LLC a Delaware limited liability company

By:	/s/ Sherwin Jarol	[SEAL]
Name:	Sherwin Jarol
Title:	Manager

DEER PARK HOLDING, LLC a Delaware limited liability company

By:	/s/ Sherwin Jarol	[SEAL]
Name:	Sherwin Jarol
Title:	Manager

BA WR HOLDING, LLC a Delaware limited liability company

By:	/s/ Sherwin Jarol	[SEAL]
Name:	Sherwin Jarol
Title:	Manager

HARTLAND HOLDING, LLC a Delaware limited liability company

By:	/s/ Sherwin Jarol	[SEAL]
Name:	Sherwin Jarol
Title:	Manager

LESSEE:

COST PLUS, INC., a California corporation

By:	/s/ Tom Willardson	[SEAL]
Name:	Tom Willardson
Title:	Executive Vice President And Chief Financial Officer

APPENDIX A

[Definitions]

Unless otherwise specified or the context otherwise requires:

(a) any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

(b) words which include a number of constituent parts, things or elements, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole;

(c) references to any Person include such Person’s successors and assigns and in the case of an individual, the word “successors” includes such Person’s heirs, devisees, legatees, executors, administrators and personal representatives;

(d) words importing the singular include the plural and vice versa;

(e) words importing a gender include any gender;

(f) the words “consent”, “approve”, “agree” and “request”, and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question;

(g) a reference to a part, clause, party, section, article, exhibit or schedule is a reference to a part and clause of, and a party, section, article, exhibit and schedule to, the document referenced;

(h) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

(i) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document;

(j) a reference to a party to a document includes that party’s successors and permitted delegees and/or assigns,

(k) the words “including” and “includes,” and words of similar import, shall be deemed to be followed by the phrase “without limitation”;

(l) the words “hereof” and “hereunder,” and words of similar import, shall be deemed to refer to the Lease as a whole and not to the specific section or provision where such word appears;

(m) unless the context shall otherwise require, a reference to the “Property” or “Improvements” shall be deemed to be followed by the phrase “or a portion thereof”;

(n) the Schedules and Exhibits of the Lease are incorporated herein by reference;

(o) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of the Lease;

(p) all obligations of the Lessor under the Mortgage and any related documents shall be satisfied by the Lessor at Lessor’s sole cost and expense;

“Actual Knowledge” with respect to any Person, shall mean the present, conscious, actual knowledge of, or receipt of notice by, (i) senior officers of such Person or the officers or employees of such Person charged with the oversight on its behalf of the Overall Transaction or (ii) with respect to a matter covered by a representation and warranty, the property or asset manager having responsibility for the matters covered by such representation and the person to whom such manager reports. Actual Knowledge of Lessee as of the Closing Date shall be as set forth in Section 20.1 of the Lease with respect to the matters represented in the Lease as of the Closing Date.

“Address” shall mean, subject to the rights of the party in question to change its Address in accordance with the terms of the Lease:

(i)	with respect to Lessee:	Cost Plus, Inc. 200 Fourth Street Oakland, California 94607

	with a copy to:	Cost Plus, Inc. 200 Fourth Street Oakland, California 94607
		Attention:	Tom Willardson, Chief Financial Officer and
Executive Vice President

	with a copy to:	Cooper, White & Cooper LLP 201 California Street, 17th Floor San Francisco, California 94111 Attention: Beau Simon

	with a copy to:	Williams Mullen 222 Central Park Ave., Suite 1700 Virginia Beach, Virginia 23462 Attention: William W. Harrison, Jr.

(ii)	with respect to Lessor:	The Inland Real Estate Group, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attention: Roberta Matlin

	with a copy to:	The Inland Real Estate Group, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attention: Robert H. Baum, General Counsel

“Affected Property” shall have the meaning specified in Section 12.1 of the Lease.

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with, such person and shall include, if such Person is an individual, members of the Family of such Person and trusts for the benefit of such individual or Family members. For purposes of this definition, the term, “control” (including the correlative meanings of the terms “controlling” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Alterations” shall mean alterations, improvements, installations, demolitions, modifications, changes and additions to the Property, but shall not include Lessee’s Equipment and Personalty.

“Applicable Laws” shall mean (i) all existing and future applicable laws (including common laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to the environment and those pertaining to the construction, use or occupancy of the Property), and (ii) any reciprocal easement agreement, covenant, other agreement or deed restriction or easement of record affecting the Property as of the date hereof or subsequent hereto pursuant to the terms of the Lease (but excluding for purposes of this definition the Mortgage and related debt documents). Applicable Laws include Environmental Laws.

“Appraisal Procedure” shall mean the following procedure for determining any one or more of the Fair Market Sales Value of the Property, the Fair Market Rental Value of the Property or any other amount which may, pursuant to any provision of this Lease, be determined by the Appraisal Procedure: one Qualified Appraiser shall be chosen by the Lessor and one Qualified Appraiser shall be chosen by Lessee. If the Lessee or Lessor fails to choose a Qualified Appraiser within twenty (20) Business Days after written notice from the other party of the selection of its Qualified Appraiser followed by a second notice (which notice shall specifically state that failure to select a Qualified Appraiser within ten (10) Business Days shall prohibit appointment of a Qualified Appraiser by the addressed party) given at least ten (10) Business Days prior to the expiration of such twenty-day period, then the appraisal by such appointed Qualified Appraiser shall be binding on the parties. If the two Qualified Appraisers cannot agree on a value within twenty (20) Business Days after the appointment of the Second Qualified Appraiser, then a third Qualified Appraiser shall be selected by the two Qualified Appraisers or, failing agreement as to such third Qualified Appraiser within thirty (30) Business Days after the appointment of the Second Qualified Appraiser, by the American Arbitration Association office in San Francisco, California. The appraisals of the three Qualified Appraisers shall be given within twenty (20) Business Days of the appointment of the third Qualified Appraiser and the appraisal of the Qualified Appraiser most different from the average of the other two shall be discarded and such average of the remaining two Appraisers shall be binding on the parties; provided that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on the parties. The fees and expenses of the Qualified Appraiser appointed by a party shall be paid by such party (such fees and expenses not being indemnifiable by Lessee); the fees and expenses of the third Qualified Appraiser shall be divided equally between the two parties, except that all fees and expenses of all the Qualified Appraisers shall be paid by Lessee in the case of an appraisal or determination under Article 17 of the Lease.

“Approved Environmental Consultant” shall mean any environmental consultant to Lessee of national standing and reasonably approved by Lessor.

“Authorized Officer” shall mean with respect to a Person if the Person is not an individual, any officer or principal of the Person, any trustee of the Person (if the Person is a trust), any general partner or joint venturer of the Person (if the Person is a partnership or joint venture) or any manager or member that is a manager of the Person (if the Person is a limited liability company) who shall be duly authorized to execute the Lease.

“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978 as amended and as may be further amended.

“Base Rent” shall mean, for the Base Term, the rent payable pursuant to Section 3.1 of the Lease and, for any Renewal Term, the rent payable pursuant to Article 5 of the Lease as such amounts may be adjusted from time to time.

“Base Term” shall mean the period commencing on the Closing Date and ending on the last day of the calendar month in which the twenty (20) year anniversary of the Closing Date occurs, or such shorter period as may result from earlier termination of the Lease as provided therein. At any time prior to the commencement of the tenth (10th) Lease year, Lessee shall have the one time right to terminate the Lease upon, delivery of, at least, eighteen (18) months prior written notice to Lessor for no termination provided in no event shall the Base Term be less then ten (10) years. The failure of Lessee to exercise its one time right to terminate the Lease prior to the commencement of the tenth (10) Lease Year in the manner set forth above, shall be deemed a waiver of Lessee’s rights of early termination hereunder.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in the State of California or the Commonwealth of Virginia.

“Casualty” shall mean any damage or destruction caused to the Property by any reason, whether or not constituting an Event of Loss.

“Claims” shall mean Liens (including, without limitation, lien removal and bonding costs) liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including, without limitation, reasonable, actually-incurred legal fees and expenses and costs of investigation and Remedial Action) of any kind and nature whatsoever.

“Closing Date” shall mean December 21, 2006.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Condemnation” shall mean any condemnation, requisition or other taking or sale of the use, occupancy or title to any or all of the Property, by or on account of any eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof.

“Default Rate” shall mean three percent (3%) above the annual rate of interest set by Citibank, N.A. (or any successor thereto) as its “Prime Rate” from time to time.

“Environmental Laws” shall mean all federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes, regulations and common law (a) relating to the environment, human health or natural resources; (b) regulating, controlling or imposing liability or standards of conduct concerning Hazardous Materials; (c) relating to the remediation of the Mortgaged Property, including investigation, response, clean-up, remediation, prevention, mitigation or removal of Hazardous Materials; or (d) requiring notification or disclosure of releases of Hazardous Materials or any other environmental conditions on the Mortgaged Property, as any of the foregoing may have been or may be amended, supplemented or supplanted from time to time, including the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §§ 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (“CERCLA”), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Clean Air Act, 42 U.S.C. §§ 7041 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., as any of the foregoing may have been or may be amended, supplemented or supplanted from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.]

“Event of Loss” shall mean (y) the damage, by fire or otherwise, and whether total or partial, that (A) the Lessee in its reasonable discretion shall determine that as a result of such damage the Property is no longer useful for its intended purpose, and (B) the cost of repair or restoration would exceed twenty-five percent (25%) of the appraised value for the Improvements on the Closing Date, (z) the permanent or material taking by Condemnation effecting (A) title to all or substantially all of the Property, or (B) the principal points of ingress or egress of the

Property to public roadways, or (C) such a material part of the Land or the Improvement so as to have a material and adverse effect on the business of the Lessee as conducted from the Property. Any decision regarding whether the Property is no longer useful for its intended purpose shall be made by Lessee in good faith and evidenced by an Officer’s Certificate of Lessee delivered to Lessor and the Lender.

“Excepted Payments” shall mean and include (i) the amount by which Base Rent exceeds all amounts then due and payable under any debt documents, any amount payable to Lessor as a reimbursement for losses suffered by Lessor pursuant to Section 12.1 above and any other amounts payable directly to Lessor under Article 18 or 19 as set forth in the Lease, (ii) proceeds of public liability or property damage insurance maintained under the Lease solely for the benefit of any Person other than the Lender, and (iii) any payment required under the Lease to be made directly by Lessee to a third party such as taxes, utility charges, ground rent, if any, and similar payments.

“Existing Rent” shall have the meaning specified in Section 25.24 of the Lease.

“Fair Market Rental Value” with respect to any Property shall mean the fair market monthly rental value that would be obtained in an arm’s-length transaction between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is related to Lessor or Lessee, for the lease of such Property on the terms set forth in the Lease, and taking into consideration the fact that no brokerage commission will be payable, and that Lessee will not be receiving any tenant improvement allowance, period of free rent, or other economic concession. Such fair market rental value shall be calculated as the value for the use of such Property assuming that such Property is in the condition and repair required to be maintained by the terms of the Lease, including, without limitation, in compliance with all Applicable Laws and assuming no Hazardous Materials present in, on, under or about the Property.

“Fair Market Sales Value” with respect to any Property shall mean the fair market sales value that would be obtained in an arm’s-length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, and neither of which is related to Lessor or Lessee, for the purchase of the Property. Such Fair Market Sales Value shall be calculated as the value for such Property using the same methodology as used in the appraisal delivered on or before the Closing Date and assuming that the Property is in the condition and repair required to be maintained by the terms of the Lease, including, without limitation, in compliance with all Applicable Laws and assuming no Hazardous Materials present in, on, under or about the Property.

“Family” shall mean, as to any Person, such Person’s grandparents, all lineal descendants of such Person’s grandparents, Persons adopted by, or stepchildren of, any such grandparent or descendant and Persons currently married to, or who are widows or widowers of, any such grandparent, descendant, adoptee or stepchild.

“Final Payment Date” shall have the meaning specified in Section 17.1(e) of the Lease.

“Fixtures” shall have the meaning specified in the term “Property”.

“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

“Governmental Action” shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Laws, and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Property.

“Governmental Authority” shall mean any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi governmental authority (or private entity in lieu thereof).

“Hazardous Material” shall mean any substance (whether solid, liquid or gas), pollutant, contaminant, waste or material (including those that are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or considered pollutants including petroleum, its derivatives, by-products and other hydrocarbons and asbestos), in each case that is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States and/or each State in which the Property is situated, or that may form the basis of liability under any Environmental Law.

“Impositions” shall mean, collectively, all real estate taxes on the Property, all ad valorem, sales and use, gross receipts, transaction privilege, rent or similar taxes levied or incurred with respect to the Property, or the use, lease, ownership or operation thereof, personal property tax on any property covered by the Lease that is classified by government authorities as personal property, assessments (including all assessments for public improvements or benefits, whether or not commenced or completed within the Lease Term) (collectively “Taxes”), water, sewer, utilities or other rents and charges, excises, levies, fees and all other governmental charges of any kind or nature whatsoever, general or special, foreseen or unforeseen, ordinary or extraordinary, with respect to the Property or any part thereof and/or the Rent, including all interest and penalties thereon, which at any time prior to, during or with respect to the Lease Term may be assessed or imposed on or with respect to or be a Lien upon Lessor or the Property or any part thereof or any rent therefrom or any estate, title or interest therein. Impositions shall exclude, however, and nothing contained in the Lease or any debt documents or related Mortgage shall be construed to require Lessee to pay, (i) any tax imposed on Lessor, or the Lender based on the net income of Lessor, or the Lender or any transfer tax imposed on Lessor, the Lender or any other Person, except to the extent that any tax described in this clause (i) is levied, assessed or imposed as a total or partial substitute for a tax, assessment, levy or charge upon the Property, the Rent or any part thereof or interest therein which Lessee would otherwise be required to pay thereunder; (ii) any tax imposed with respect to the sale, exchange or other disposition by (A) Lessor of the Property or (B) the Lender of its debt; or (iii) any gross receipts, transaction privilege, rent or similar tax, assessment, levy or charge upon Lessor, the Property, the Rent or any part of any thereof or interest therein, but solely to the extent that the same is levied, assessed or imposed as a total or partial substitute for a tax, assessment, levy or charge described in clause (i) or clause (ii) which Lessee would otherwise not be required to pay hereunder.

“Improvements” shall have the meaning specified in the term “Property”.

“Indemnitee” shall mean the Lessor, its member, the Lender, any trustee under a Mortgage which is a deed of trust, and each of their Affiliates and their respective officers, directors, employees, shareholders, members or partners.

“Indemnitee’s Group” shall mean, with respect to a particular Indemnitee, such Indemnitee (including its Affiliates and their respective officers, directors, employees, agents, shareholders, trustees, members or partners) and their successors and assigns.

“Inspecting Parties” shall have the meaning specified in Article 15 of the Lease.

“Land” shall have the meaning specified in the term “Property”.

“Lease” shall mean the Lease Agreement dated as of the Closing Date between Lessor, as lessor, and Lessee, as lessee.

“Lease Default” shall mean any event, condition or failure which, with notice or lapse of time or both, would become a Lease Event of Default.

“Lease Event of Default” shall have the meaning specified in Article 16 of the Lease.

“Lease Term” shall mean the full term of the Lease, including the Base Term and any Renewal Terms as to which Lessee exercises a renewal option pursuant to Article 5 of the Lease, or such shorter period as may result from earlier termination of the Lease as provided therein.

“Lease Year” shall mean each consecutive period of twelve (12) full calendar months occurring after the Closing Date, provided, however, that, if the Closing Date shall not be the first day of a month, then the first Lease Year shall also include the partial month in which the Closing Date occurs.

“Lender” shall mean, from time to time, the holder of the first lien Mortgage on the Property. During periods when there is no Lender, references herein to Lender shall have no force or effect.

“Lessee” shall mean the Lessee named in the Lease to which this Appendix is attached.

“Lessee’s Equipment and Personalty” shall mean all furniture, equipment and personal property of Lessee, which includes, without limitation, inventory, racking, shelving, conveyer equipment, lifts, cabling, antennae, machinery, air compressors, battery chargers, communication equipment, data cabinets, automated teller machines, hoist equipment, lockers, plug-in light fixtures, propane tanks, storage racks, trash compactors, signs, desks, movable partitions, vending machines, computer software and hardware, movable storage and utility rooms and removable trade fixtures and equipment, even if bolted or otherwise affixed to the floors, including, without limitation, telecommunication switches, in each case, as now or may hereafter exist in or on any of the Improvements and any other personal property owned by Lessee or a sublessee of Lessee or other occupant of the Property. In no case shall Lessee’s Equipment and Personalty include fixtures or built-in heating, ventilating, air-conditioning, and electrical equipment (including power panels) to be utilized in connection with the operation of the Property.

“Lessor” shall mean the Lessor named in the Lease to which this Appendix is attached.

“Lessor Liens” shall mean Liens on or against the Property or the Lease or any payment of Rent (a) which result from any act of, or any Claim against, Lessor, or which result from any violation by Lessor of any of the terms of the Mortgage or any related debt documents, other than a violation due to a default by Lessee under the Lease, (b) which result from Liens in favor of any taxing authority by reason of any tax owed and payable by Lessor, except that Lessor Liens shall not include any Lien resulting from any tax for which Lessee is obligated to indemnify Lessor until such time as Lessee shall have already paid to or on behalf of Lessor the Tax or the required indemnity with respect to the same, or (c) which result from any expenses owed, caused or occasioned by Lessor or any of its employees, contractors or agents which are not indemnified by Lessee pursuant to Section 19.1 of the Lease, but shall exclude Permitted Liens and any Liens created by the Mortgage and any other debt documents, except to the extent any such Lien arises by the Lender’s payment of any of the foregoing.

“Lien” shall mean any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, including, without limitation, any thereof arising under any conditional sale agreement, capital lease or other title retention agreement.

“Material” as used to describe Lessee’s compliance requirement in Section 8.5 of the Lease shall mean that the failure to so comply may reasonably be expected to result in material risk of (i) physical injury or illness to any individual, (ii) criminal liability, or (iii) fines or Remedial Action or compliance costs in excess of $500,000.00.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Mortgage” shall mean a first lien deed of trust or mortgage (together with any related assignment of rents) between the Lessor, as mortgagor or trustor, and the Lender, as mortgagee or beneficiary, and as the same may be renewed, amended, modified, consolidated, replaced or extended from time to time. During periods when there is no Mortgage, references in the Lease to the Mortgage shall have no force or effect.

“Mortgaged Property” shall mean the Mortgaged Property or Trust Property, as defined in the Mortgage.

“Net Casualty Proceeds” shall mean the compensation and/or insurance payments (whether received from a third party insurance company or from Lessee because it has self-insured) net of the reasonable expenses of collecting such amounts incurred by the Lessor and Lender if a Lease Event of Default exists, received by the Lender, the Lessor or the Lessee in respect of the Property by reason of and on account of an Event of Loss described in clause (y) of the definition thereof or a casualty.

“Net Condemnation Proceeds” shall mean any award or compensation net of the reasonable expenses of collecting such amounts incurred by the Lessor and the Lender if a Lease Event of Default exists, received by the Lender, the Lessor or the Lessee in respect of the Property by reason of and on account of a Condemnation.

“Net Proceeds” shall mean Net Casualty Proceeds and Net Condemnation Proceeds.

“Nonseverable” shall describe an Alteration or part of an Alteration which cannot be removed from the existing Improvements or the Land without causing material damage to the Property; provided that Lessee’s Equipment and Personalty shall not be construed as Nonseverable.

“Officer’s Certificate” of a Person or any Person signing on behalf of a Person shall mean a certificate signed, in the case of a partnership, by a general partner of such partnership, or in the case of a corporation, by an Authorized Officer of such Person, or, in the case of a limited liability company, by the manager of such limited liability company.

“Overall Transaction” shall mean all the transactions and activities referred to in or contemplated by the Lease.

“Permits” shall mean as to the Property all licenses, authorizations, certificates, variances, concessions, grants, registrations, consents, permits and other approvals issued by a Governmental Authority now or hereafter pertaining to the ownership, management, occupancy, use or operation of such Premises, including certificates of occupancy.

“Permitted Encumbrances” shall mean the easements, rights of way, reservations, servitudes and rights of others against the Property which are listed in the title policy issued to the Lessor by the Title Insurance Company on the Closing Date.

“Permitted Investments” shall mean any one or more of the following obligations or securities having (a) a predetermined fixed dollar of principal due at maturity that cannot vary or change, (b) bearing interest that may either be fixed or variable but which is tied to a single interest rate index plus a single fixed rate spread (if any) and move proportionately with that index, and (c) having the required ratings, if any, provided for in this definition:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in thirty (30) days or less after the date of issuance and that does not have a “r” highlighter affixed to its rating;

(ii) time deposits, unsecured certificates of deposit, or bankers’ acceptances that mature in thirty (30) days or less after the date of issuance and are issued or held by any depository institution or trust company (including the Lender) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least “A-1” and “P-1” by Standard & Poor’s and Moody’s, respectively, or such other rating as would not result in the downgrading, withdrawal or qualification of the then current rating assigned by the Rating Agencies to the Pass-Through Certificates, as evidenced in writing and that does not have a “r” highlighter affixed to its rating;

(iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of thirty (30) days or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in thirty (30) days or less from the date of issuance, which debt obligations have ratings from Moody’s and Standard & Poor’s in the highest category possible, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by the Rating Agencies to any Pass-Through Certificate as specified in writing by the Rating Agencies and that does not have a “r” highlighter affixed to its rating; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts; and

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in thirty (30) days or less after the date of issuance thereof and which is rated in the highest category possible by Moody’s and Standard & Poor’s and that does not have a “r” highlighter affixed to such rating.

“Permitted Liens” shall mean:

(a) the respective rights and interests of the Lessee, the Lessor and the Lender under the Lease and any Mortgage,

(b) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Property, title thereto or any interest therein (other than to a de minimis extent) and are undertaken in accordance with the terms of any documents securing the Lender’s loan to Lessor, (including, without limitation, posting of any bonds or other collateral to the extent required by such documents),

(c) materialmen’s, mechanics’, workers’, repairmen’s, employees or other like Liens for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Property, title thereto or any interest therein (other than to a de minimis extent), provided

Lessee agrees that it shall pay, discharge or record or bond any such lien within sixty (60) days after Lessee receives notice thereof, if Lessee does not have a Required Rating equal to or greater than the Trigger Rating, or if a Lease Event of Default under Section 16.1(a), (b) or (c) exists,

(d) Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either which have been bonded or for the payment of which adequate reserves shall have been provided to Lessor’s reasonable satisfaction, provided that if the long-term unsecured debt of Lessee shall not have a Required Rating of at least the Trigger Rating, then any such amount in excess of $500,000.00 (unless Lessee is insured therefor), shall be bonded or discharged by Lessee within thirty (30) days after Lessee’s knowledge thereof,

(e) easements, rights of way, reservations, servitudes and rights of others against the Property which are granted pursuant to Section 25.11 of the Lease and which could not reasonably be expected to have a material adverse effect on the Property,

(f) Permitted Encumbrances, and

(g) Assignments and subleases expressly permitted by the Lease.

No lien, judgment, charge or other agreement shall be deemed to be Permitted Lien if such lien, judgment, charge or other agreement, individually or in the aggregate with other liens, judgments, charges or agreements, materially and adversely affect (i) the value of the Property, (ii) Lessee’s ability to pay all Rent, as and when due hereunder, or (iii) Lessee’s right to use and operate the Property.

“Permitted Use” shall have the meaning given to such term in Section 8.1 of the Lease.

“Person” shall mean individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, non-incorporated organization or government or any agency or political subdivision thereof.

“Proceeds Trustee” shall mean the Lender or, if the Property shall not at the time in question be encumbered by a Mortgage, a federally insured bank or other financial institution, selected by Lessor and reasonably satisfactory to Lessee.

“Property” shall mean the real property whose parcel or parcels of land are described on Exhibit A to the Lease (the “Land”); together with all buildings, structures, and other improvements of every kind situated on the Land (collectively, the “Improvements”); together with all easements, rights and appurtenances relating to the Land or the Improvements; and together with all fixtures, including all components thereof, on and in respect to the Improvements, including, without limitation, all built-in refrigeration and freezer equipment used in the operation of the Property, together with all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures”), provided that in no event shall “Property” include Lessee’s Equipment and Personalty.

“Qualified Appraiser” means an independent nationally recognized appraiser who shall be a member of The Appraisal Institute (or its successor organization) with not less than five (5) years experience appraising properties similar to the Property in the market in which the Property is located.

“Rating Agencies” shall mean Moody’s and Standard & Poor’s.

“Reference Rate” shall mean on any day, the rate at which prepayments would be discounted under any note secured by a Mortgage (or if no Mortgage is in effect, the rate at which prepayments would by discounted under the note secured by the Mortgage in effect on or promptly following the Closing Date).

“Release” shall mean the release or threatened release of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

“Remedial Action” means the investigation, response, clean-up, remediation, prevention, mitigation or removal of contamination, environmental degradation or damage caused by, related to or arising from the existence, generation, use, handling, treatment, storage, transportation, disposal, discharge, Release (including a continuous Release), or emission of Hazardous Materials, including, without limitation, investigations, response, removal, monitoring and remedial actions under CERCLA; corrective action under the Resource Conservation and Recovery Act of 1976, as amended, the investigation, removal or closure of any underground storage tanks, and any related soil or groundwater investigation, remediation or other action, and investigation, clean-up or other actions required under or necessary to comply with any Environmental Laws.

“Renewal Term” shall have the meaning specified in Section 5.1 of the Lease.

“Rent” shall mean Base Rent and Supplemental Rent, collectively.

“Rent Collection Account” shall mean the account established by the Lender from time to time, and to which Lessee is directed to make all payments of Rent due to the Lender.

“Rent Payment Dates” shall mean the 1st day of each month during the Lease Term, commencing December 21, 2006, provided, however, in the event such date is not a Business Day, the Rent Payment Date shall be the immediately following Business Day; provided further, however that Base Rent for the period commencing on the Closing Date and terminating on December 31, 2026 shall be payable in advance on the Closing Date.

“Required Rating” shall mean a rating of the Lessee at the level set forth in the Lease as required for Lessee to have the benefit conferred, issued by Standard & Poors and Moody’s (or any replacement of either of them made by the Lender (in which case the rating shall be the equivalent)).

“Restoration Fund” shall have the meaning specified in Section 12.4(a) of the Lease.

“Sale and Purchase Agreement” shall mean the Purchase and Sale Agreement dated as of October 26, 2006 between Lessee’s as Seller and Inland Real Estate Acquisitions, Inc. as Purchaser.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Stipulated Loss Value” shall mean $57,502,500.

“Stipulated Loss Value Date” shall have the meaning specified in Section 12.1(i) of the Lease, and after expiration of the Base Term shall mean the first day of each month during a Renewal Term.

“Sublease” shall have the meaning given such term in Section 14.1 of the Lease.

“Subsidiary” shall mean any corporation whose assets and liabilities are consolidated with that of Lessee.

“Supplemental Rent” shall mean any and all amounts, fees, expenses, liabilities, obligations, late charges, Taxes and Impositions other than Base Rent which Lessee assumes or agrees or is otherwise obligated to pay under the Lease, including, without limitation, to the Lessor, the Lender or any other party, including Fair Market Sales Value payments, Stipulated Loss value payments, and indemnities and damages for breach of any covenants, representations, warranties or agreements; provided that, when Supplemental Rent is used with respect to the Property, then Supplemental Rent shall be such amounts determined in respect of the Property.

“Term” shall mean the Base Term and Renewal Term (if any).

“Terms” shall have the meaning specified in Section 4.1 of the Lease.

“Threshold Amount” shall mean $2,000,000.00, but if the Lessee does not have a credit rating (as calculated under the definition of Trigger Rating) at least equal to the Trigger Rating, Threshold Amount shall mean $500,000.

“Title Insurance Company” shall mean Chicago Title Insurance Company.

“Trigger Rating”, with respect to any Person, shall mean that the senior unsecured obligations of such Person shall have a rating, (or if the senior unsecured obligations of such Person shall not be rated, such Person shall have a confidential debt rating) of BBB by Standard & Poor’s, and of Baa2 by Moody’s.

SCHEDULE 3.1

Rental Payments

Years	Rent Per Annum
The Base Rent for each Renewal Term shall Be increased to an amount which is 1.5% of The immediate preceding Base Rent.

1	$3,980,000.00
2	$4,039,000.00
3	$4,100,295.50
4	$4,161,799.50
5	$4,224,226.50
6	$4,287,590.00
7	$4,351,903.85
8	$4,417,182.40
9	$4,483,440.10
10	$4,550,691.70
11	$4,618,951.70
12	$4,688,235.95
13	$4,758,559.45
14	$4,829,937.85
15	$4,902,386.85
16	$4,975,922.65
17	$5,050,561.45
18	$5,126,319.85
19	$5,203,214.65
20	$5,281,262.85

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SCHEDULE 9.1

Insurance Requirements

(a) Lessee covenants and agrees that it will at all times keep in full force and effect the following insurance coverage:

(i) A broad form commercial general liability insurance policy or its then current industry acceptable equivalent (unamended except for amendments increasing coverages or adding additional insured parties)), including but not limited to premises, operations, automobile liability (which may be carried by separate policy) and products liability, personal injury liability, contractual liability, and property damage liability coverage at the Property and the business conducted by Lessee thereon. The policy shall provide coverage limits of not less than One Million Dollars ($1,000,000) per occurrence Two Million Dollars ($2,000,000) aggregate. Lessee shall also provide a commercial excess or umbrella liability of Ten Million Dollars ($10,000,000) insuring Lessor and the Lender and its successors and assigns as additional insureds, as their interest may appear. Lessor may reasonably require other types of general liability insurance, based upon (A) the loss history at the Property, and (B) industry standards, and taking into account Lessee’s (or its parent’s, if applicable) insurance program, and other types of coverage being obtained in similar transactions. To the extent commercially available, such policy shall contain a deductible of not more than Twenty-Five Thousand Dollars ($25,000.00) per occurrence, (One Hundred Thousand Dollars ($100,000.00) per occurrence so long as Lessee maintains a net worth of, at least, One Hundred Million Dollars ($100,000,000.00)). In the event Lessee maintains a deductible in excess of $25,000 or $100,000 as required above (but not more than $250,000) Lessee may provide a letter of credit in form approved by Lessor which approval shall not unreasonably be withheld in the amount of the difference between the actual deductible and the applicable limits to the deductible as described above.

(ii) A comprehensive all risk “special form” policy of standard 100% replacement cost insurance with agreed amount endorsements and no coinsurance against physical loss or damage by fire, lightning, flood, windstorm and other risks and supplementary perils from time to time included under all risk policies, with standard and extended coverage or all risk endorsement, including without limitation, vandalism and malicious mischief and also including against terrorist acts based upon the relevant provisions of the Terrorist Risk Insurance Act of 2002 (“TRIA”) or if TRIA is no longer applicable against foreign terrorist acts (to the extent commercially available) of all building and other facilities and improvements constructed on the Property and all tenant finish and leasehold improvements and fixtures and loss of rents for actual loss sustained for a period of at last twenty-four (24) months. This policy shall name Lessor and the Lender its successors and assigns as loss payees and mortgagee as their interest may appear. To the extent commercially available, such policy shall contain a deductible of not more than Twenty Five Thousand Dollars ($25,000.00) per occurrence (One Hundred Thousand Dollars ($100,000.00) per occurrence if Lessee maintains a net worth of at least, One Hundred Millions Dollars ($100,000,000.00) unless Lessee has a Required Rating at least equal to the Trigger Rating, in which case the deductible may be no more

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than five percent (5%) of the replacement cost of the Improvements, excluding footings and foundation, as reasonably evidenced to Lessor and Lender upon request of Lessor on behalf of the Lender. Lessee shall be responsible for all deductibles.

(iii) Workers’ compensation or other such insurance in accordance with applicable state law requirements covering all of Lessee’s employees.

If Lessee is self-insuring, its obligations shall be that of an insurer under the form of policy delivered to Lessor as of the Closing.

(iv) To the extent the use of the Property is legal, but nonconforming to existing zoning laws from time to time, Lessee shall also provide law and ordinance insurance.

(b) If the Lessee fails to satisfy the condition necessary to maintain a program of self-insurance adequate to satisfy the requirements set forth herein, Lessee shall have a period of five (5) days in which to obtain the necessary insurance coverage and deliver to Lessor and the Lender a certificate of insurance evidencing compliance with the requirements set forth in Section 9.1.

(c) All policies of insurance described in this Schedule which Lessee is required to procure and maintain shall be issued by one or more primary insurers having a Standard & Poor’s rating equal to A- or better.

(d) Unless Lessee elects (and is permitted) to self-insure as provided in Section 9.1(b), certificates of such insurance will be delivered to Lessor and the Lender, and any additional insureds upon execution of this Lease and any renewals or extensions of said policies or certificates of insurance shall be delivered to Lessor and the Lender at least ten (10) days prior to the expiration or termination of such policies. Upon request of Lessor or Lender, Lessee shall provide certified copies of those portions of any policy requested covering all aspects of how a claim can or may be made under such policy, within thirty (30) days of request. In the alternative, Lessee may provide a certificate from its insurance broker setting forth all of the foregoing, in form and substance reasonably satisfactory to Lessor and the Lender. Unless Lessee elects (and is permitted) to self-insure as provided in Section 9.1(b), all liability and property damage policies will contain the following provisions:

(i) The company writing such policy will agree to give the insured and additionally named insured parties or loss payees not less than thirty (30) days (ten (10) days for nonpayment of premium) notice in writing prior to any cancellation, reduction, or material modification of such insurance;

(ii) Lessor and the Lender shall be named as additional insured or loss payees, as their interests may appear, for each insurance policy required to be maintained by Lessee (except (a)(iv) above), with all proceeds under any policy under (a)(ii) and (iii) to be paid in accordance with the provisions of the Lease.

(e) Any insurance required by the Lease (excluding, however, the coverage identified in Section (a)(ii) above) may be brought within the coverage of a so-called blanket policy or policies of insurance carried by and maintained by the insuring party insuring the combined

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operations at the Property with other premises leased or owned by Lessee, so long as the insured party and the additional insureds required hereunder are named under such policies as their interest may appear with coverage at least as good as required herein.

(f) If Lessee fails to acquire or maintain the insurance required pursuant to this Schedule and Article 9 or to pay the premiums for such insurance and deliver the required certificates, Lessor may, in addition to other rights and remedies available to Lessor, acquire such insurance and/or pay the requisite premiums therefor. Such premiums so paid by Lessor will be reimbursable and payable by Lessee immediately upon written demand therefor made to Lessee by Lessor, plus interest at the Default Rate from the date paid by Lessor until reimbursement by Lessee.

(g) Except to the extent otherwise provided in the Lease, the parties hereto release each other, and their respective representatives, agents, contractors and employees from any claims for damage to the Property and all improvements located in the Property, and to the fixtures, personal property, improvements, and alteration of either Lessor or Lessee in or upon the Property, that are caused by or result from risks insured against under any property insurance policies carried by the parties (or which should have been carried by the parties pursuant to the terms hereof) or, in the case of Lessee’s self-insurance, all risks that would otherwise be insured against under the property policies identified herein; provided, however, the foregoing shall not impair any claim against Lessee in its capacity as self insurer. Each party shall cause each property insurance policy obtained by it (recognizing that Lessor may not in fact obtain any insurance) to provide that the insurance company waives in writing all right of recovery by way of subrogation against the other party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against (or to be insured against) under any property insurance policy required by the Lease or self-insurance maintained in lieu of any such required insurance.

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SCHEDULE 12.2

The first $500,000.00 of any excess Condemnation shall be divided between the Lessor and Lessee as follows:

If the taking takes place in:	The Lessor receives:	The Lessee receives:
2006	8.3%	91.7%
2007	16.7%	83.3%
2008	25%	75%
2009	33.3%	66.7%
2010	41.7%	58.3%
2011	50%	50%
2012	58.3%	41.7%
2013	66.7%	33.3%
2014	75%	25%
2015	83.3%	16.7%
2016	91.7%	8.3%
2017	100%	0%

During any Renewal Term the proceeds shall be allocated 100% to the Lessor.

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EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

ALL THAT certain parcel of land lying, situate and being in Windsor District, Isle of Wight County, Virginia, being designated as Parcel 4 containing 81.852 acres as shown on that certain plat entitled, “PLAT SHOWING A CONSOLIDATION OF PARCELS 2A AND 3, SHIRLEY T. HOLLAND INDUSTRIAL PARK AND 34.520 ACRES OF LAND FORMING PARCEL 4, SHIRLEY T. HOLLAND INDUSTRIAL PARK, WINDSOR DISTRICT, ISLE OF WIGHT COUNTY, VIRGINIA”, dated May 3, 2004, and recorded May 14, 2004, in the Clerk’s Office of the Circuit Court of Isle of Wight County, Virginia in Plat Cabinet 2, Slide 119, Pages 8 and 9.

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EXHIBIT B

Form of Estoppel Agreement

                    , the                      of [Lessee][Lessor] hereby certifies that as of                      (the “Certification Date”), the following is true and correct:

(a) the Lease dated as of                          , 2006 is unmodified and in force and effect [(or if there have been modifications, that the Lease is in force and effect as modified, and identifying the modification agreements];

(b) the date to which Base Rent has been paid is                     ,     ,             ;

(c) to the best of Lessee’s knowledge there is no default by Lessee in the payment of Base Rent or any other Rent payable to Lessor hereunder, and there is no other existing default by either party with respect to which a notice of default or notice of termination (by Lessor) has been served, [and, if there is any such default, specifying the nature and extent thereof], and, to the actual knowledge of the property or asset manager of Lessee having responsibility for the Lease and Property, and the officer to which he or she reports, there are no acts under the Lease that have occurred that would constitute a Lease Event of Default with notice, and the passage of time;

(d) to the knowledge of the signer, there are no setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate.

(e) the term of the Lease and the payment of rent commenced on                     , 2006, and is scheduled to expire on                     , 20    , unless renewed or terminated in accordance with the terms of the Lease. Pursuant to the Lease, Lessee is entitled to renew the Lease for four (4) terms of five (5) years each.

[(f) Lessee is not the subject of any filing for bankruptcy or reorganization under any applicable law.]1

[LESSOR/LESSEE]

[1]	Only if Lessee is delivering estoppel certificate.

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EXHIBIT C

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the          day December 2006 by and between                                         , having an address at                                                                       (“Lender”) and Cost Plus, Inc., a California corporation (“Tenant”).

RECITALS:

A. Tenant is the holder of a leasehold estate in a portion of the property known as Cost Plus Facility located at 12300 Windsor Blvd., Isle of Wright County, Virginia as more particularly described on Schedule A (the “Property”) under and pursuant to the provisions of a certain lease dated                     , 200     between                                         , as landlord (“Landlord”) and Tenant or its predecessor in interest, as tenant (as amended through the date hereof, the “Lease”);

B. The Property is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the “Security Instrument”) from Landlord, or its successor in interest, in favor of Lender; and

C. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. Subordination. The Lease shall be subject and subordinate in all respects to the lien and terms of the Security Instrument, to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements and extensions thereof.

2. Nondisturbance. So long as Tenant is not in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Lender agrees for itself and its successors in interest and for any other person acquiring title to the Property through a foreclosure (an “Acquiring Party”), that Tenant’s possession of the premises as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or as said premises may be expanded as specified in the Lease, by reason of a foreclosure. For purposes of this agreement, a “foreclosure” shall include (but not be limited to) a sheriff’s or trustee’s sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Property and any other transfer of the Landlord’s interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

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3. Attornment. Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness. Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of the Lender or any Acquiring Party any reasonable instrument which may be necessary or appropriate to evidence such attornment.

4. No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither the Lender, any receiver nor any Acquiring Party shall be:

(a) liable for any act, omission, negligence or default of any prior landlord (other than to cure defaults of a continuing nature with respect to the maintenance or repair of the demised premises or the Property); provided, however, that any Acquiring Party shall be liable and responsible for the performance of all covenants and obligations of landlord under the Lease accruing from and after the date that it takes title to the Property; or

(b) except as set forth in (a), above, liable for any failure of any prior landlord to construct any improvements;

(c) subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord; or

(d) bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord; or

(e) liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property or

(f) liable or responsible for or with respect to the retention, application and or/return to the Tenant of any security deposit paid to Landlord or any prior landlord, unless and until Lender or such Acquiring Party has actually received for its own account as landlord the full amount of such security deposit.

Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against such prior landlord for prior losses or damages and against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

5. Rent. Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned to Lender as security for the loan secured by the Security Instrument. In the event Lender notifies Tenant of the occurrence of a default under the Security Instrument and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Lender, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise authorized in writing by Lender. Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to Lender upon such notice and demand.

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6. Lender to Receive Notices. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Lender shall have received notice of default giving rise to such cancellation and shall have failed within thirty (30) days after receipt of such notice to cure such default, or if such default cannot be cured within thirty (30) days, shall have failed within thirty (30) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above, and:

if to Tenant, to the attention of:	Cost Plus, Inc.
200 4th Street Oakland, California 94607
	Attn:	Tom Willardson, Chief Financial Officer and Executive Vice President

and

if to Lender:

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Paragraph 7, the term “Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8. Successors. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties. In addition, Tenant acknowledges that all references herein to Landlord shall mean the owner of the landlord’s interest in the Lease, even if said owner shall be different than the Landlord named in the Recitals.

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9. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

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IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

By:
Name:
Authorized Signatory

TENANT:

COST PLUS, INC.
A California corporation

By:
Name:	Tom Willardson
Title:	Chief Financial Officer and
Executive Vice President

The undersigned as the Landlord named in the Recitals or as successor thereto hereby accepts and agrees to be bound by the provisions of Paragraph 5 hereof.

By:

By:
Name:
Title:

H-6

STATE OF	)
)
COUNTY OF	)

I, the undersigned, a Notary Public of the County and State aforesaid, certify that                                          personally came before me this day and acknowledged that he/she is the                                          of                                                               and that he/she as its                                         , being duly authorized to do so, executed the foregoing instrument on behalf of the corporation.

WITNESS my hand and official seal, this          day of                     , 200    .

Notary Public
My commission expires:

[NOTARIAL SEAL]

H-6

STATE OF	)
)
COUNTY OF	)

I, the undersigned, a Notary Public of the County and State aforesaid, certify that                                          personally came before me this day and acknowledged that he/she is the                                          of                                                              , a                                                                                   and that he/she as its                                         , being duly authorized to do so, executed the foregoing instrument on behalf of the corporation.

WITNESS my hand and official seal, this          day of                     , 200    .

Notary Public
My commission expires:

[NOTARIAL SEAL]

H-6

STATE OF

COUNTY OF

I, the undersigned, a Notary Public of the County and State aforesaid, certify that                                          personally came before me this day and acknowledged that he/she is the                                          of INLAND RETAIL REAL ESTATE TRUST, INC., a Maryland corporation, which is the general partner of INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP, an Illinois limited partnership, which is the sole member and manager of INLAND SOUTHEAST                                         , L.L.C., a Delaware limited liability company and that he/she as its                                         , being duly authorized to do so, executed the foregoing instrument on behalf of the corporation.

WITNESS my hand and official seal, this          day of                     , 200    .

Notary Public
My commission expires:

[NOTARIAL SEAL]

H-6